As filed with the Securities and Exchange Commission on May 29,
1998                                Registration No. 333-______


             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C. 20549
                  _______________________

                         FORM S-3
               REGISTRATION STATEMENT UNDER
                THE SECURITIES ACT OF 1933
                  _______________________

                   INNKEEPERS USA TRUST
        (Exact name of registrant as specified in its
                        charter)
                  _______________________

         Maryland                     65-0503831
(State or other jurisdiction      (I.R.S. Employer
    of incorporation or          Identification No.)
       organization)

                             Jeffrey H. Fisher
                             Innkeepers USA Trust
306 Royal Poinciana Plaza    306 Royal Poinciana Plaza
Palm Beach, Florida  33480   Palm Beach, Florida 33480
(561) 835-1800               (561) 835-1800
(Address, including zip      (Address, including zip
code, and  telephone         code, and telephone
number, including area       number, including area
code, of registrant's        code, of agent for
principal executive          service)
offices)
                 _________________________

                        Copies to:
                  David C. Wright, Esq.
                    Hunton & Williams
                  951 East Byrd Street
              Richmond, Virginia  23219-4074
                     (804) 788-8200

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions and other factors.

     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plants, check the following box.

                            Proposed
Title of                     Maximum    Proposed
Each           Aggregate    Offering     Maximum
Class of        Amount       Price      Aggregate     Amount of
Securities      To Be       Per Unit    Offering    Registration
Registered     Registered    (1)(2)     Price(1)       Fee(2)


Common         1,572,861    $14.125    $22,216,662     $6,554
Shares,
$.01 par
value

     (1) Estimated solely for purposes of calculating the registration fee.

     (2) The registration fee has been calculated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, and based on the average of the high and low sales price of the Common Shares as reported on the New York Stock Exchange on May 28, 1998.

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                    CROSS-REFERENCE SHEET

Item Number and Caption        Heading in Prospectus

1.  Forepart of the            Outside Front Cover Page
    Registration Statement
    and Outside Front Cover
    Page

2.  Inside Front and Outside   Inside Cover Page;
    Back Cover Pages of        Outside Back Cover Page
    Prospectus

3.  Summary Information, Risk  Outside Front Cover Page;
    Factors and Ratio of       Prospectus Summary; Risk
    Earnings to Fixed          Factors; The Company;
    Charges                    Shares Available for
                               Future Sale; Federal Income
                               Tax Considerations

4.  Use of Proceeds            Not Applicable

5.  Determination of Offering  Outside Front Cover Page;
    Price                      Plan of Distribution

6.  Dilution                   Not Applicable

7.  Selling Security-Holders   Selling Shareholder

8.  Plan of Distribution       Outside Front Cover Page;
                               Plan of Distribution

9.  Description of Securities  Description of Shares of
    to be Registered           Beneficial Interest;
                               Description of Units

10. Interests of Named         Not Applicable
    Experts and Counsel

11. Material Changes           Not Applicable

12. Incorporation of Certain   Incorporation of Certain
    Information by Reference   Documents by Reference
    by Reference

13. Disclosure of Commission   Not Applicable
    Position on
    Indemnification for
    Securities Act Liabilities

         SUBJECT TO COMPLETION, DATED MAY 29, 1998

PROSPECTUS

                      1,572,861 Shares
                    INNKEEPERS USA TRUST
                        Common Shares

     This Prospectus relates to (i) the possible issuance by Innkeepers USA Trust (the "Company") of up to 1,477,307 common shares of beneficial interest (the "Redemption Shares"), par value $.01 per share ("Common Shares"), of the Company if, and to the extent that, certain current holders (the "Limited Partners") of common units of limited partnership interest ("Units") in Innkeepers USA Limited Partnership (the "Partnership"), of which a wholly-owned subsidiary of the Company is the sole general partner, tender such Units for redemption and, pursuant to the terms of the agreement of limited partnership of the Partnership ("the Partnership Agreement") the Company elects to acquire the Units for Common Shares and (ii) the offer and sale from time to time of up to 95,554 Common Shares (the "Secondary Shares") that may be issued to a selling shareholder named herein who is an affiliate of the Company (the "Selling Shareholder") upon presentation by the Selling Shareholder of Units to the Partnership for redemption by such persons. The Partnership issued 1,572,861 Units (the "Redemption Units") in connection with the purchase of certain hotel properties. Pursuant to the Partnership Agreement, the holders of the Redemption Units may tender the Redemption Units to the Partnership for redemption at any time on or after June 20, 1998. In such event, the Company may elect to acquire directly such Redemption Units tendered for redemption in exchange for Common Shares, on a one-for-one basis, or for cash. The Redemption Shares and Secondary Shares will be issued if and to the extent that the Company acquires the Redemption Units for Common Shares. If the Partnership (rather than the Company) redeems the Redemption Units, or if the Company acquires Redemption Units for cash, Redemption Shares will not be issued. See "The Company" and "Plan of Distribution."

     The Common Shares are traded on the New York Stock Exchange under the symbol "KPA." To ensure compliance with certain requirements related to the Company's qualification as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended, the Company's Declaration of Trust limits the number of Common Shares that may be owned by any single person or affiliated group to 9.8% of the outstanding Common Shares (the "Ownership Limitation") and restricts the transferability of Common Shares if the purported transfer would prevent the Company from qualifying as a REIT. See "Description of Shares of Beneficial Interest-Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws."

SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR CERTAIN
FACTORS RELATING TO AN INVESTMENT IN THE COMMON
SHARES.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Selling Shareholder may transfer his Redemption Units to third parties prior to redemption. The Selling Shareholder or his transferees from time to time may offer and sell the Secondary Shares directly or through agents or broker-dealers on terms to be determined at the time of sale. To the extent required, the names of any transferees or of any agent or broker-dealer and applicable commissions or discounts and any other required information with respect to any particular offer will be set forth in an accompanying Prospectus Supplement. See "Plan of Distribution." The Selling Shareholder reserves the sole right to accept or reject, in whole or in part, any proposed purchase of the Secondary Shares to be made directly or through agents.

     The Company will not receive any cash proceeds from the issuance of the Redemption Shares or the sale of any Secondary Shares by the Selling Shareholder but has agreed to bear certain expenses of registration of the issuance of the Redemption Shares and the sale of the Secondary Shares under federal and state securities laws. The Company will acquire Redemption Units in exchange for any Redemption Shares that the Company may issue to Redemption Unit holders pursuant to this Prospectus.

     The Selling Shareholder and any agents or broker-dealers that participate with the Selling Shareholder in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of the Secondary Shares may be deemed to be underwriting commissions or discounts under the Securities Act.

     The date of this Prospectus is ___________, 1998.

                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission") pursuant to the Exchange Act. Such reports, proxy statements and other information filed by the Company may be examined and copied, upon payment of the prescribed fees, at the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048 and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such material can be obtained by mail from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates or from the Commission's site on the World Wide Web at http:\\www.sec.gov. The Common Shares are listed on the New York Stock Exchange, and such reports, proxy and informational statements and other information concerning the Company can be inspected and copied at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     The Company has filed with the Commission, 450 Fifth Street, N.W., Washington D.C. 20549, a Registration Statement on Form S-3 under the Securities Act, and the rules and regulations promulgated thereunder, with respect to the Common Shares offered pursuant to this Prospectus. This Prospectus, which is part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits and financial schedules thereto. For further information concerning the Company and the Common Shares offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed therewith, which may be examined without charge at, or copies obtained upon payment of prescribed fees from, the Commission and its regional offices at the locations listed above. Any statements contained in this Prospectus concerning the provisions of any document referred to herein are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission (File No. 34-0-24568) are incorporated herein by reference:

     (a) The Company's Current Reports on Form 8-K filed with the Commission on July 18, 1997 and January 22, 1998;

     (b)  Annual Report on Form 10-K for the year
          ended December 31, 1997;

     (c) Quarterly Report on Form 10-Q for the three months ended March 31, 1998;

     (d) The description of the Common Shares of the Company included in the Company's
          Registration Statement on Form 8-A, dated
          September 19, 1996; and

     (e)  The Company's Proxy Statement for the
          Annual Meeting of Shareholders held on May
          6, 1998.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the securities made hereby shall be deemed to be incorporated by reference in this Prospectus and made a part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other document subsequently filed with the Commission which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any and all of the documents incorporated by reference herein (not including the exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Innkeepers USA Trust, 306 Royal Poinciana Plaza, Palm Beach, Florida 33480, Attention: Secretary, telephone (561) 835-1800.

                    PROSPECTUS SUMMARY

     The following summary is qualified in its entirety by the more detailed information and financial statements and the notes thereto appearing elsewhere in this Prospectus or incorporated by reference herein or therein. Unless the context otherwise indicates, all references herein to (i) the "Company" include Innkeepers USA Trust and its subsidiaries, (ii) the "Partnership" include Innkeepers USA Limited Partnership and its subsidiary partnerships and (iii) the "JF Lessee" include JF Hotel, Inc. and its sister corporations, which lease hotels from the Company. This Prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, which involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in such forward looking statements. Factors that might cause such a difference include those discussed in "Risk Factors" and in the Company's periodic reports filed with the Securities and Exchange Commission.

                        THE COMPANY

     The Company currently owns 62 Hotels containing an aggregate of 7,439 rooms located in 24 states (the "Hotels"). The Hotels include (i) 45 upscale and two mid-priced extended-stay hotels, including 38 Residence Inn hotels, six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel and (ii) 15 mid-priced limited or full service hotels including 12 Hampton Inn hotels, one Comfort Inn hotel, one Holiday Inn Express hotel and one Sheraton Inn hotel.

     The Company has implemented a strategy of utilizing multiple lessees and hotel management companies for its hotel properties. The Company leases 53 of the Hotels to the JF Lessee and leases the six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel (collectively, the "Summerfield Hotels") to affiliates of Summerfield (the "Summerfield Lessee" and, together with the JF Lessee, the "Lessees") pursuant to percentage leases (the "Percentage Leases") which provided for the payment of rent based on a percentage of room revenues ("Percentage Rent"). The JF Lessee has entered into management contracts with Residence Inn by Marriott, Inc., a subsidiary of Marriott International, Inc. ("Marriott"), to manage 20 of the Residence Inn Hotels. The Summerfield Lessee has entered into management contracts with other affiliates of Summerfield Hotel Corporation (the "Summerfield Manager") to manage the nine Summerfield Hotels.

                       RISK FACTORS

     Prospective investors and Unit holders should carefully consider the matters discussed under "Risk Factors" before making an investment decision regarding the Common Shares offered hereby.

                TAX STATUS OF THE COMPANY

     The Company elected to be taxed as a REIT under Sections 856 through 860 of the Code, commencing with its short taxable year ended December 31, 1994. As a REIT, the Company generally is not subject to federal income tax on its taxable income that it distributes to its shareholders. A REIT is subject to a number of organizational and operational requirements, including a requirement that it currently distribute at least 95% of its annual taxable income. Failure to qualify as a REIT will render the Company subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to the shareholders in any such year will not be deductible by the Company. Even if the Company qualifies for taxation as a REIT, the Company may be subject to certain federal, state and local taxes on its income and property. In connection with the Company's election to be taxed as a REIT, the Company's Declaration of Trust imposes certain restrictions on the ownership and transfer of Common Shares. The Company has adopted the calendar year as its taxable year. See "Description of Shares of Beneficial Interest" and "Federal Income Tax Considerations."

                  SECURITIES TO BE OFFERED

     This Prospectus relates to (i) the possible issuance by the Company of up to 1,477,307 Redemption Shares if, and to the extent that, current holders of the Redemption Units tender such Units for redemption and the Company acquires the Redemption Units in exchange for Redemption Shares and (ii) the offer and sale from time to time of up to 95,554 Secondary Shares that may be issued to the Selling Shareholder upon the tender of the Redemption Units for redemption by such persons.

     The Partnership issued the 1,572,861 Redemption Units in connection with the acquisition of certain of the Hotels. The Partnership has issued Units and preferred units of limited partnership interest in the Partnership ("Preferred Units"; as used herein, "Units" shall include common Units and "Preferred Units" unless otherwise stated) to other sellers of hotel properties, including the Summerfield Hotels, and intends to consider the issuance of Units to sellers of hotel properties in connection with future acquisitions of hotel properties. The holders of Units are limited partners ("Limited Partners") of the Partnership. See "Shares Available for Future Sale."

     All of the Redemption Units may be tendered by the holders to the Partnership for redemption at any time after June 20, 1998. Pursuant to the Partnership Agreement, the Company, in its sole discretion, may elect to acquire directly any Redemption Units tendered to the Partnership for redemption, rather than causing the Partnership to redeem such Redemption Units. The Company may acquire Redemption Units in exchange for Common Shares, on a one-for-one basis, or, at its election, for an equivalent value in cash. The Company anticipates that it generally will elect to acquire directly Redemption Units tendered for redemption and that the Company will issue
Secondary Shares or Redemption Shares pursuant to this Prospectus in exchange therefor rather than paying cash. As a result, the Company may from time to time issue up to 1,477,307 Redemption Shares and 95,554 Secondary Shares upon the acquisition of Redemption Units tendered for redemption. With each such redemption, the Company's percentage interest in the Partnership will increase. The Company is registering the issuance of the Redemption Shares and the Secondary Shares to provide the recipients thereof with freely tradable securities.

     The Company will not receive any cash proceeds from the issuance of any Redemption Shares or the sale of any Secondary Shares, but will acquire Redemption Units upon issuance of Redemption Shares or Secondary Shares. The registration of the Redemption Shares and the Secondary Shares does not necessarily mean that any of such shares will be issued by the Company or sold by the Selling Shareholder.

     EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF (A) THE REDEMPTION OF HIS UNITS AND OWNERSHIP OF HIS UNITS, (B) THE OWNERSHIP AND/OR SALE OF THE COMMON SHARES AND (C) THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH REDEMPTION, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

                      RISK FACTORS

     Prospective investors and Redemption Unit holders should carefully consider the following information in conjunction with the other information contained in this Prospectus.

Special Considerations Applicable to Redeeming Unit Holders

     Tax Consequences of Redemption of Redemption Units. The exercise by a holder of Redemption Units of the right to require the redemption of Redemption Units will be treated for tax purposes as a sale of such Redemption Units by the Limited Partner. Such a sale will be fully taxable to the redeeming Limited Partner, and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption.
It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of the Redemption Shares received upon such disposition. See "Redemption of Units-Tax Consequences of Redemption." In addition, the ability of the Limited Partner to sell a substantial number of Redemption Shares or Secondary Shares in order to raise cash to pay tax liabilities associated with the redemption of Redemption Units may be restricted due to the Company's relatively low trading volume, and, as a result of fluctuations in the price of the Common Shares, the price the Limited Partner receives for such shares may not be equal to the value of his Redemption Units at the time of redemption.

     Change in Investment Upon Redemption of Redemption Units.
If a Limited Partner exercises the right to require the redemption of his Redemption Units, such Limited Partner may receive, either cash or Common Shares of the Company in exchange for the Redemption Units. If the Limited Partner receives cash, the Limited Partner will no longer have any interest in the Company, will not benefit from any subsequent increases in share price and will not receive any future distributions from the Company (unless the Limited Partner currently owns or acquires in the future additional Common Shares or Units). Upon redemption, a Limited Partner's right to receive distributions with respect to the Redemption Units will cease and the Limited Partner will become a shareholder of the Company with respect to any Redemption Shares or Secondary Shares issued upon redemption.
See "Redemption of Units-Comparison of Ownership of Units and
Common Shares."

Risk of Rapid Growth; Dependence on Lessees and Third-Party
Managers

     The Company's ability to grow depends upon the ability of the Lessees and any third-party manager retained by the Lessees, such as Marriott or the Summerfield Manager, to manage effectively the Hotels, as well as any additional hotels in which the Company invests. The Lessees' or any third-party managers' ability to operate additional hotels under Percentage Leases or management agreements, as applicable, with current staffing levels and office locations, may diminish as the Company acquires additional hotels. Such growth may require the Lessees to hire additional personnel, engage additional third-party managers and operate in new geographic locations. In order to qualify as a REIT, the Company cannot operate the Hotels or participate in decisions affecting the daily operations of the Hotels. The Lessees have limited assets and the Lessees must generate sufficient cash flow from the operation of the Hotels, after payment of all operating expenses, to fund the Lessees' rent obligations under the Percentage Leases. There can be no assurance that the Lessees or their third-party managers will effectively operate the Hotels. In the event that the Lessees and their third-party managers fail to effectively operate the Hotels, the Company's internal growth strategy and acquisition strategy would be more difficult to achieve and, therefore, cash available for distribution to the shareholders of the Company could be adversely affected. If the Company terminates a Percentage Lease following a default under a Percentage Lease, a default could concurrently be triggered under the Company's loan agreements, which could result in a foreclosure of the Hotels securing borrowings under the Company's loan agreements. In addition, a material default under a Percentage Lease could trigger cross-defaults under one or more Percentage Leases, which could have a material adverse effect on cash available for distribution to the shareholders of the Company.

Development and Construction Activities

     The Company is currently undertaking the development of a Sierra Suites hotel in Westborough, Massachusetts and may in the future undertake additional hotel development. The Company has also undertaken in the past, and may undertake in the future, substantial renovation of hotels. Risks associated with additional development and construction activities may include:
(i) the abandonment of development opportunities explored by the Company; (ii) construction costs of a hotel exceeding original estimates due to increased materials, labor or other expenses, which could make completion of the hotel uneconomical; (iii) operating results at a newly-completed hotel are dependent on a number of factors, including market and general economic conditions, competition and market acceptance; (iv) financing may not be available on favorable terms for the development of a hotel; and (v) construction and stabilization may not be completed on schedule, resulting in increased debt service expense and construction costs. Development activities are also subject to risks relating to the inability to obtain, or delays in obtaining, all necessary zoning, land-use, building, occupancy, and other required governmental permits and authorizations. The occurrence of any of the events described above could adversely affect the Company's ability to achieve its projected yields on hotels under development or renovation and could adversely affect cash available for distribution to the shareholders of the Company.

Acquisition of Hotels with Limited Operating History

     The Company and the Lessees have negotiated the Percentage Rent formulas for certain Hotels with limited operating history based on certain assumptions of occupancy and average daily rate ("ADR") for these Hotels on an anticipated stabilized basis. Consequently, the Company will be subject to risks that these Hotels will not achieve anticipated occupancy or ADR levels or may not achieve such levels within anticipated time frames.
Room revenues may be less than required to result in the payment of Percentage Rent at levels at a particular Hotel that provide the Company with an attractive return on its investment. Base Rent for the Summerfield Hotels reduces under the terms of the Percentage Leases beginning in 1999, when the Rent becomes more heavily weighted towards Percentage Rent. If the room revenues at that time were less than currently anticipated, the Rent payable with respect to those Hotels would be lower than anticipated, which could have a material adverse effect on cash available for distribution to shareholders of the Company. Additionally, the Company has entered into a contract with Marriott to purchase the six Acquisition Hotels (defined in "The Company" below), all of which are currently under development by Marriott. See "The Company." Acquisition of hotels under development entails risks that completion delays will delay receipt of rent payments by the Company. The purchase of each Acquisition Hotel is subject to certain conditions, and there can be no assurance that such acquisitions will close as contemplated.

Limitation on Resale of Certain Hotels

     In November 1996, the Company acquired seven Residence Inn by Marriott hotels (the "DeBoer Hotels") from affiliates of Jack
P. DeBoer (the "DeBoer Group"). The Preferred Units were issued in connection with the DeBoer Hotels (the "DeBoer Preferred Units"). Due to the potential adverse tax consequences to members of the DeBoer Group that may result from a sale of the DeBoer Hotels, the Company has agreed with the DeBoer Group that for a period of up to ten years following the closing of the acquisition of the DeBoer Hotels, (i) any taxable sale of a DeBoer Hotel will require the consent of the applicable members of the DeBoer Group and (ii) the Company will maintain at all times outstanding indebtedness of at least approximately $40 million, subject to reduction upon the occurrence of certain events, including certain redemptions or taxable transfers of Preferred Units by the applicable members of the DeBoer Group (the "Required Indebtedness") which may cause the Company to be unable to sell some or all of the DeBoer Hotels in circumstances in which it would be advantageous for the Company to do so. In the event that the Company fails to maintain the Required Indebtedness or sells a DeBoer Hotel in a taxable sale, the Company will be liable for any resulting income tax liabilities incurred by the applicable members of the DeBoer Group.

     Due to the potential adverse tax consequences for certain Summerfield affiliates that may result from the sale of any or all of the Summerfield Hotels, the Company has agreed that for a period of up to seven years following the closing of the acquisition of the Summerfield Hotels, any taxable sale of a Summerfield Hotel will require the consent of the applicable Summerfield affiliates, which may cause the Company to be unable to sell some or all of the Summerfield Hotels in circumstances in which it would be advantageous for the Company to do so. If the Company sells a Summerfield Hotel without such consent, the Company could be liable for the tax liability on the built-in gain of the Summerfield affiliates.

Environmental Matters

     Under various federal, state and local laws and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of certain hazardous or toxic substances on such property. Such laws often impose such liability without regard to whether the owner knew of, or was responsible for, the presence of hazardous or toxic substances. Furthermore, a person that arranges for the disposal or transports for disposal or treatment of a hazardous substance at a property owned by another may be liable for the costs of removal or remediation of hazardous substances released into the environment at the property. The costs of remediation or removal of such substances may be substantial, and the presence of such substances, or the failure to promptly remediate such substances, may adversely affect the owner's ability to sell real estate or to borrow using such real estate as collateral. In connection with the ownership and operation of the Hotels, the Company or the Lessee, as the case may be, may be potentially liable for any such costs.

     Phase I environmental site assessments ("ESAs") generally are obtained on hotels acquired by the Company. The Company generally intends to obtain an ESA on any other hotel acquired in the future. The ESAs are and were intended to identify potential environmental contamination for which the Hotels may be responsible. The ESAs included historical reviews of the Hotels, reviews of certain public records, preliminary investigations of the sites and surrounding properties, screening for the presence of hazardous substances, toxic substances and underground storage tanks, and the preparation and issuance of a written report. The ESAs did not include invasive procedures, such as soil sampling or ground water analysis.

     The ESAs have not revealed any environmental liability or compliance concerns that the Company believes would have a material adverse effect on the Company's business, assets, results of operations or liquidity nor is the Company aware of any such liability. Nevertheless, it is possible that these ESAs do not reveal all environmental liabilities or that there are material environmental liabilities or compliance concerns of which the Company is unaware. Moreover, no assurances can be given that (i) future laws, ordinances or regulations will not impose any material environmental liability, or (ii) the current environmental condition of the Hotels will not be affected by the condition of the properties in the vicinity of the Hotels (such as the presence of leaking underground storage tanks) or by third parties unrelated to the Company or the Lessees.

Concentration of Investments in California

    Ten of the 62 Hotels, which generated approximately 30% of the Company's pro forma percentage lease revenue in 1997, are located in California. As a result, localized adverse events or conditions, such as economic recessions and natural disasters, could have a significant negative effect on the operations of the combined Hotels, and ultimately cash available for distribution to shareholders of the Company.

Investment Concentration in Single Industry; Emphasis on Upscale
Extended-Stay Market Segment

     The Company's current growth strategy is to acquire primarily upscale extended-stay hotels. The Company will not seek to invest in assets selected to reduce the risks associated with an investment in that segment of the hotel industry, and, therefore, is subject to risks inherent in concentrating investments in a single industry and in a single market segment within that industry. The upscale extended-stay segment is particularly dependent on corporate training and consultant activity, both of which would be adversely affected by an economic downturn. Therefore, the adverse effect on rent under the Percentage Leases and cash available for distribution to shareholders of the Company resulting from a downturn in the hotel industry or the failure of the upscale extended-stay market segment to continue to grow in accordance with expectations would be more pronounced than if the Company had diversified its investments outside of the hotel industry or in additional hotel market segments.

Emphasis on Acquiring Hotels with Certain Franchise Affiliations

     The Company currently owns 62 Hotels. Thirty-eight of the Hotels operate as Residence Inn hotels and 12 operate as Hampton Inn hotels. The Summerfield Hotels include six Summerfield Suites hotels and two Sierra Suites hotels. The Company will be subject to risks inherent in concentrating investments in any franchise brand, in particular the Residence Inn, Summerfield Suites and the Hampton Inn brands, such as a reduction in business following any adverse publicity related to a brand, which could have an adverse effect on the Company's rent under the Percentage Leases and distributions to shareholders. Furthermore, the Summerfield Suites and Sierra Suites brands are relatively new brands with a relatively small number of such hotels currently open and do not currently have, and may not develop in the future, substantial name recognition or effective reservation systems. If name recognition and effective registration systems are not established, the revenues from such hotels, and therefore, the Lessee's obligation to make Percentage Rent payments, particularly at the higher tier, may be adversely affected in which case cash available for distribution would be adversely affected. In addition, dependence upon a lessee, manager or major franchisor such as Marriott, Promus or Summerfield, respectively, may adversely affect the Company's ability to negotiate favorable contractual provisions with such franchisors, lessees or managers.

     While the Company believes that its relationships with Marriott and Summerfield will continue to provide the Company with acquisition opportunities, there can be no assurance that the Company will acquire any additional Marriott or Summerfield Suites brand hotels.

Conflicts of Interest

     Jeffrey H. Fisher is Chairman of the Board, Chief Executive Officer and President of the Company, Frederic M. Shaw is Executive Vice President and Chief Operating Officer of the Company and Messrs. Fisher and Shaw are the shareholders of the JF Lessee. Rolf E. Ruhfus, a Trustee of the Company, is the Chairman of the Board of Summerfield, an affiliate of which is the general partner of the Summerfield Lessee and Summerfield Manager. The Company has acquired the DeBoer Hotels from Mr. DeBoer, a Trustee of the Company. As a result, there are inherent conflicts of interest in the ongoing lease, acquisition, disposition and operation of the Hotels, and the interests of shareholders may not have been, and in the future may not be, reflected solely in all decisions made or actions taken by officers and Trustees of the Company.

Percentage Leases

     The JF Lessee. The Partnership and the JF Lessee, which is owned by Mr. Fisher (80%) and Mr. Shaw (20%), are parties to Percentage Leases with respect to 53 of the Hotels owned by the Partnership, with each such Percentage Lease having an initial term of at least 10 years. Pursuant to the terms of the Percentage Leases, the JF Lessee is required to pay the greater of Base Rent or Percentage Rent, and is entitled to all profits from the operation of the Hotels after the payment of Rent, operating expenses and other expenses (including management fees). Payments of Rent under the Percentage Leases constitute a substantial portion of the Partnership's and the Company's revenues. For the year ended December 31, 1997, the JF Lessee incurred or paid the Partnership an aggregate of approximately $57.5 million in lease payments under the Percentage Leases for the 47 Hotels owned and leased to JF Hotel at year end and had combined net income of approximately $3.5 million from the operation of the Hotels leased by the JF Lessee. In addition to his ownership of the JF Lessee, Mr. Shaw serves as President of, and derives a salary and bonus from, the JF Lessee.

     Franchise Licenses. The JF Lessee holds all of the Franchise Licenses (as defined herein) for the Hotels leased by the JF Lessee (to the extent such hotels have franchise agreements) and are expected to hold any franchise licenses required for subsequently acquired hotels that are leased to the JF Lessee. The JF Lessee pays the franchise fees for all of the Company's Hotels which are leased to the JF Lessee and are subject to franchise fees, except for Franchise License application and transfer fees, which are paid by the Partnership. During 1997, the Partnership incurred or paid Franchise License application, transfer and related fees for the Hotels in the aggregate amount of approximately $165,600. In addition, in 1996 and 1997, the Partnership loaned to the JF Lessee an aggregate of approximately $530,250, which the JF Lessee was required to make available to Marriott for initial working capital at certain of the Residence Inn by Marriott hotels that are managed by Marriott under management contracts with the JF Lessee. The Partnership's loans to the JF Lessee for working capital at the Marriott-managed hotels bear no interest and are payable on demand.

     Jack P. DeBoer. In November 1996, the Company acquired the seven DeBoer Hotels from the DeBoer Group. Mr. DeBoer and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. DeBoer is the President, Chairman of the Board and a major shareholder of Candlewood Hotel Company, Inc. ("Candlewood"), a public hotel company that is the owner, operator and franchisor of Candlewood hotels, an economy extended stay hotel chain founded by Mr. DeBoer. Hotels developed by Mr. DeBoer and his affiliates, including Candlewood hotels, may compete with the Company's hotels for guests, and other hotel companies with which Mr. DeBoer is affiliated, including Candlewood, may compete with the Company for acquisition opportunities. Accordingly, the interests of the Company and Mr. DeBoer could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. DeBoer and his affiliates.

     Rolf E. Ruhfus. In June 1997, the Company acquired the Summerfield Hotels from affiliates of Mr. Ruhfus for a total purchase price of approximately $118.6 million, consisting of (i) approximately $89.5 million in cash and (ii) approximately 1.94 million Common Units, which were assumed to have a value of $15 per Common Unit. The Company leases the Summerfield Hotels to the Summerfield Lessee, of which Mr. Ruhfus is the Chairman and a principal owner. For the year ended December 31, 1997, the Summerfield Lessee incurred or paid the Partnership an aggregate of approximately $7.8 million in lease payments under the Percentage Leases for the Summerfield Hotels.

     The Summerfield Hotels include six Summerfield Suites hotels and one Sunrise Suites hotel-which are upscale extended-stay hotels-and two Sierra Suites hotels-which are mid-price extended stay hotels. Mr. Ruhfus and certain of his affiliates have in the past, and continue to be, involved in the development of hotels, including extended-stay hotels. Mr. Ruhfus is the President, Chairman of the Board and a major shareholder of Summerfield, a private hotel company that is the owner (except with respect to those hotels owned by the Company), operator and franchisor of Summerfield Suites and Sierra Suites hotels.
Hotels developed by Mr. Ruhfus and his affiliates, including Summerfield Suites and Sierra Suites hotels, may compete with the Company's hotels for guests. Accordingly, the interests of the Company and Mr. Ruhfus could be different in connection with matters relating to the Company's Hotels or proposed acquisitions that are competitive with hotels owned or being considered for acquisition or development by Mr. Ruhfus and his affiliates.

Adverse Effect of Shares Available for Future Issuance and Sale on Market Price of Common Shares

     The Company's Declaration of Trust authorizes the Board of Trustees to issue up to 120,000,000 shares of capital stock, consisting of 100,000,000 Common Shares and 20,000,000 Preferred Shares. The Board of Trustees will be able to issue an aggregate of 49,884,950 unissued and unreserved Common Shares and to classify and issue 15,370,000 unissued Preferred Shares. The Company's acquisition strategy depends in part on access to additional capital through sales and issuances of equity securities. The market price of the Common Shares may be adversely affected by the availability for future sale and issuance of such unissued and unreserved Common Shares and Preferred Shares.

     In addition, the market price of Common Shares may also be adversely affected by the availability for future sale and issuance of 6,913,135 Common Shares that could be issued upon the redemption of Units of the Partnership. The Company has previously effected shelf registrations of 911,859 Common Shares issuable to certain Limited Partners of the Partnership upon redemption of their Units so as to permit such shares to be freely tradeable. The Company has also agreed to effect, in addition to this registration statement, on or before November 1, 1998, a shelf registration of 4,063,329 Common Shares issuable upon redemption of Preferred Units issued in connection with the acquisition of the DeBoer Hotels (the "DeBoer Preferred Units"). In connection with the purchase of the Summerfield Hotels, certain affiliates of Summerfield received an aggregate of 1,937,947 Units (the "Summerfield Units" which include the Redemption Units). In addition to its obligation to effect this shelf registration of 1,572,861 Common Shares issuable upon the redemption of certain of the Summerfield Units on or before June 20, 1998 (and to effect a shelf registration of the 365,086 remaining shares issuable upon the redemption of the Summerfield Units on or before June 20, 1999), the Company has granted the holders of the Summerfield Units the right to require the Company to effect two underwritten offerings of the Common Shares issuable upon redemption of the Summerfield Units upon demand by the holders thereof. The Company also has entered into an agreement to issue Units in connection with the acquisition of the Acquisition Hotels (described below). The Company has reserved Common Shares for issuance upon redemption of such Units and expects to effect one or more registration statements to permit such shares to be freely tradeable. The existence of such shelf registration statements and demand registration rights and the ability of holders of Units to receive Common Shares in exchange for their Units and to thereafter sell such Common Shares, may have an adverse effect on the market price of the Common Shares.

     On May 18, 1998, the Company issued 4,250,000 8.625% Series A Cuumulative Convertible Preferred Shares, par value $.01 per share (the "Series A Preferred Shares") and on May 28, 1998 issued 380,000 Series A Preferred Shares. The Series A Preferred Shares are immediately convertible at a rate of 1.4811 Common Shares for each Series A Preferred Share. The conversion of such Series A Preferred Shares may have an adverse effect on the market price of the Common Shares. See "Description of Shares of Beneficial Interest - Preferred Shares" for a description of the Series A Preferred Shares.

Common Share Price Fluctuations

     A number of factors may adversely influence the price of the Common Shares in public trading markets, many of which are beyond the control of the Company. In particular, an increase in market interest rates will result in higher yields on other financial instruments and may lead purchasers of Common Shares to demand a higher annual distribution rate on the price paid for the Common Shares, which could adversely affect the market price of the Common Shares. As a result, Common Shares acquired upon the redemption of the Redemption Units could decline in value after the date on which they are issued.

Leverage

     To the extent the Company continues to incur debt, which it expects to do, its debt service requirements will reduce cash available for distribution to shareholders of the Company. Variable rate debt, such as the line of credit, creates higher debt service requirements if interest rates increase, which may decrease cash available for distribution to shareholders of the Company. There can be no assurances that the Company will be able to meet its debt service obligations. To the extent that it cannot meet its debt service obligations, the Company risks the loss of some or all of its Hotels to foreclosure or forced sale. Changes in economic conditions could result in higher interest rates on variable rate debt, including borrowings under the Line of Credit, reduce the availability of debt financing generally or at rates deemed favorable to the Company, reduce cash available for distribution to shareholders of the Company and increase the risk of loss upon a sale or foreclosure. The Company also may obtain one or more forms of interest rate protection on variable rate debt (e.g., swap agreements or interest rate cap contracts) and will consider additional long-term fixed-rate financing to further hedge against the possible adverse effects of interest rate fluctuations. In such circumstances, the Company could be required to liquidate one or more Hotels or lose one or more Hotels to foreclosure, either of which could result in a material financial loss to the Company.

Tax Risks

     Consequences of Failure to Maintain REIT Status. The Company intends to operate in a manner so as to qualify as a REIT for federal income tax purposes. Although the Company does not intend to request a ruling from the Internal Revenue Service (the "Service") as to its REIT status, it will receive an opinion from its counsel, Hunton & Williams, based on certain assumptions and representations, it so qualifies. Investors should be aware, however, that opinions of counsel are not binding on the Service or any court. The REIT qualification opinion only represents the view of counsel to the Company based on counsel's review and analysis of existing law, which includes no controlling precedent. Furthermore, both the validity of the opinion and the continued qualification of the Company as a REIT will depend on the Company's satisfaction of certain asset, income, organizational, and shareholder ownership requirements on a continuing basis. If the Company were to fail to qualify as a REIT in any taxable year, it would be subject to federal income tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates, and distributions to shareholders would not be deductible by the Company in computing its taxable income. Any such corporate tax liability could be substantial and would reduce the amount of cash available for distribution to shareholders of the Company. In addition, the Company might be required to liquidate certain investments or borrow funds to pay the applicable tax. Unless entitled to relief under certain Code provisions, the Company would be precluded from reinstatement as a REIT for the four taxable years following loss of REIT status.

     Failure to Satisfy Distribution Requirements Will Result in the Imposition of Corporate Income or Excise Tax. The Company must distribute annually at least 95% of its net taxable income (excluding any net capital gain) in order to maintain REIT status and to avoid corporate income taxation of the earnings that it distributes. In addition, the Company will be subject to a 4% nondeductible excise tax on the amount, if any, by which certain distributions paid by it with respect to any calendar year are less than the sum of (i) 85% of its ordinary income for that year, (ii) 95% of its capital gain net income for that year, and
(iii) 100% of its undistributed taxable income from prior REIT taxable years. To the extent that the Company elects to retain and pay income tax on the net long-term capital gains it receives during a taxable year, such amounts will be treated as having been distributed for purposes of the 4% excise tax.

     The Company intends to make distributions to its shareholders to comply with the 95% distribution requirement and to avoid both corporate income tax and the nondeductible excise tax. However, differences in timing between the recognition of taxable income and the actual receipt of cash could require the Company to borrow funds or sell assets on a short-term basis to meet the 95% distribution requirement and to avoid corporate income tax and the nondeductible excise tax. The requirement to distribute a substantial portion of the Company's net taxable income could cause the Company (i) to sell assets in adverse market conditions to meet those distribution requirements, or
(ii) to distribute amounts that would otherwise be spent on future acquisitions, capital expenditures, or repayment of debt. Gain from the disposition of any asset held primarily for sale to customers in the ordinary course of business generally will be subject to a 100% penalty tax.

     Failure of the Partnership to be Classified as a Partnership for Federal Income Tax Purposes; Impact on REIT Status. The Company believes that the Partnership will be classified as a partnership for federal income tax purposes. If the Service were to challenge successfully the tax status of the Partnership as a partnership for federal income tax purposes, the Partnership would be taxable as a corporation. In such event, the Company would cease to qualify as a REIT for a variety of reasons. Furthermore, the imposition of a corporate tax on the Partnership would substantially reduce the amount of cash available for distribution to the shareholders of the Company.

Summerfield Suites - West Hollywood, California

     The Summerfield Suites - West Hollywood, California formerly was an apartment/hotel. In obtaining land use approvals for the hotel, the former owners agreed, among other things, that nine apartment residents in the hotel would be permitted to continue residing in the building under their existing, rent-controlled apartment leases. The owners also agreed to conduct business in a manner consistent with the surrounding property uses (primarily residential); specifically, among other things, refuse pick-up and deliveries are prohibited during certain night-time hours, free on-site parking must be provided to hotel employees, functions must be limited to 25 people and at night must be held indoors, limits are placed on the manner and timing of
(a) unloading guests in front of the hotel, (b) service of food and alcohol and (c) use of outdoor patio and roof-top deck, and reasonable measures must be taken to assure that noise and odors from the kitchen do not disturb neighbors. The municipality also imposed a fee for occupancy taxes that were then-past due and for the loss of apartment rental units at the building. The approximately $60,000 annual fee is payable through 2009. Under the percentage lease applicable to the hotel, the Summerfield Lessee is responsible for making the payment to the municipality. If the fee is not paid, the municipality may have the right to revert the building from its currently authorized use mix, which includes nine apartment units and the balance permitted for hotel use, to a 50/71 apartment/hotel suite mix, with the reverted apartment units possibly subject to any then-applicable rent control provisions. Any such reversion would have a material adverse affect on the revenues at the hotel, the lease payment payable by the Summerfield Lessee and, therefore, the Company's cash available for distribution to shareholders of the Company.

Ownership Limitation

     In order for the Company to maintain its qualification as a REIT, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of any taxable year. Furthermore, if any shareholder or group of shareholders of a lessee owns, actually or constructively, 10% or more of the shares of beneficial interest of the Company, such lessee could become a related-party tenant of the Company, which likely would result in loss of REIT status for the Company. For the purpose of preserving the Company's REIT qualification, the Company's Declaration of Trust prohibits direct or indirect ownership (taking into account applicable ownership provisions of the Code) of more than 9.8% of the number of outstanding securities of each class of the Company (the "Ownership Limitation"). Generally, the shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the Ownership Limitation. Any transfer of shares of beneficial interest that would violate the Ownership Limitation will be void ab initio, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be designated "Shares-in-Trust." Further, the Company shall be deemed to have been offered Shares-in-Trust for purchase at the lesser of the market price (as defined in the Declaration of Trust) on the date the Company accepts the offer and the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift, devise or non-transfer event (as defined in the Declaration of Trust), the market price on the date of such gift, devise or non-transfer event). Therefore, the record holder of shares of beneficial interest in excess of the Ownership Limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

                        THE COMPANY

     The Company currently owns 62 Hotels containing an aggregate of 7,439 rooms located in 24 states. The Hotels include (i) 45 upscale and two mid-priced extended-stay hotels, including 23 Residence Inn hotels, six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel and (ii) 15-mid-priced limited or full service hotels including 12 Hampton Inn hotels, one Comfort Inn hotel, one Holiday Inn Express hotel and one Sheraton Inn hotel.

     The Company has implemented a strategy of utilizing multiple lessees and hotel management companies for its hotel properties. The Company leases 53 of the Hotels to the JF Lessee and leases the six Summerfield Suites hotels, two Sierra Suites hotels and one Sunrise Suites hotel (collectively, the "Summerfield Hotels") to affiliates of Summerfield (the "Summerfield Lessee" and, together with the JF Lessee, the "Lessees") pursuant to percentage leases (the "Percentage Leases") which provided for the payment of rent based on a percentage of room revenues ("Percentage Rent"). The JF Lessee has entered into management contracts with Residence Inn by Marriott, Inc., a subsidiary of Marriott International, Inc. ("Marriott"), to manage 20 of the Residence Inn Hotels. The Summerfield Lessee has entered into management contracts with other affiliates of Summerfield Hotel Corporation (the "Summerfield Manager") to manage the nine Summerfield Hotels.

     In April 1998, the Company entered into an agreement to acquire six newly-constructed Residence Inn by Marriott hotels from Marriott (the "Acquisition Hotels"), after the completion thereof. The Acquisition Hotels, which are being developed by Marriott, will contain 810 rooms. The Acquisition Hotels will be acquired for purchase prices aggregating approximately $89 million, an allocable portion of which will be paid at the closing of each Acquisition Hotel. Fifteen percent (15%) of the purchase price for each Acquisition Hotel is payable in Common Units, with the number of Common Units to be issued being based on the trading prices of the Common Shares at the time of the closing for the Acquisition Hotel. The Acquisition Hotels are located in the following locations: Chicago/O'Hare, Illinois (192 rooms); South San Jose, California (150 rooms); Gaithersburg, Maryland (132 rooms); Detroit/Livonia, Michigan (112 rooms); Richmond/Northwest, Virginia (104 rooms); and Atlanta/Peachtree, Georgia (120 rooms). Each Acquisition Hotel is located in an existing market in which the Company owns other Hotels. The Company will acquire each Acquisition Hotel within 90 days after it opens. The Acquisition Hotels are scheduled to open at various times throughout 1998. To the extend that any such closing occurs after the opening date, the purchase price of the applicable Acquisition Hotel will be subject to adjustment. The Company will lease each Acquisition Hotel to the JF Lessee, and the JF Lessee will retain Marriott to manage the Acquisition Hotels. The closing of the acquisition of the Acquisition Hotels is subject to customary conditions and, if consummated, will increase to 44 the number of Residence Inn by Marriott hotels owned by the Company, 26 of which will be managed by Marriott. See "Risk Factors - Acquisition of Hotels with Limited Operating History."

     The Company's executive offices are located at 306 Royal
Poinciana Way, Palm Beach, Florida 33480, and its telephone number is (561) 835-1800. The Company also maintains a website at www.innkeepersusa.com.

                    THE PARTNERSHIP

     A wholly-owned subsidiary of the Company controls the Partnership as the sole general partner (the "General Partner") and currently holds an approximately 82.7% interest in the Partnership. Subject to certain holding periods, each Unit may be tendered by the holder to the Partnership for redemption. Pursuant to the Partnership Agreement, the Company may elect to acquire directly Units tendered for redemption in exchange for either Common Shares on a one-for-one basis or cash equal to the fair market value thereof at the time of such redemption. The Redemption Shares and the Secondary Shares will be issued if and to the extent that the Company acquires the Redemption Units for Common Shares. If the Partnership (rather than the Company) redeems the Redemption Units, or if the Company acquires Redemption Units for cash, Redemption Shares and the Secondary Shares will not be issued. The Company presently anticipates that it will elect to issue Common Shares in connection with each redemption of Units rather than cash. With each acquisition of outstanding Units, the Company's percentage ownership interest in the Partnership, which is based on the number of Units owned by the Company in relation to all outstanding Units, will increase. In addition, whenever the Company issues Common Shares, the Company, through the General Partner, will contribute any net proceeds therefrom to the Partnership, and the Partnership will issue additional Units to the General Partner.

     The General Partner has the full, complete and exclusive power under the Partnership Agreement to manage and control the business of the Partnership. The Board of Trustees of the Company manages the affairs of the Company by directing the affairs of the Partnership through the Company's ownership of the General Partner. The Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all or substantially all of the assets of the Partnership, (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the General Partner, if any), or (iv) the election of the General Partner. The General Partner's current interest in the Partnership entitles the Company to share in cash distributions from, and in the profits and losses of, the Partnership (including payments under the Percentage Leases) and entitles the Company to vote on all matters requiring a vote of the partners.

                        THE LESSEES

     For the Company to qualify as a REIT, the Company cannot operate hotels. The Company, therefore, leases 53 of the Hotels to the JF Lessee and leases the nine Summerfield Hotels to the Summerfield Lessee. The JF Lessee operates 31 of the Hotels. Third parties (including Marriott) operate 22 of the Hotels and the Summerfield Manager operates the nine Summerfield Hotels.

     During the term of each Percentage Lease, the applicable lessee is obligated to pay to the Company (i) the greater of the fixed obligation of the lessee to pay a certain sum in annual rent under the Percentage Lease regardless of the level of room revenue achieved ("Base Rent") or Percentage Rent and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). Percentage Rent is based on specified percentages of room revenues for each of the Hotels in excess of certain levels ("Revenue Break Points"). Generally, both the Base Rent and the Revenue Break Points above which a higher percentage of room revenues is paid as Percentage Rent are adjusted annually at the beginning of each calendar year based upon the change in the CPI during the prior calendar year.

JF Lessee

     Mr. Fisher is the majority shareholder and Mr. Shaw is the other shareholder of the JF Lessee. The JF Lessee has agreed not to operate any hotels other than those owned by the Company.

Summerfield Lessee

     The Summerfield Lessee is an affiliate of Summerfield, which leases the nine Summerfield Hotels. Mr. Ruhfus, a trustee of the Company, is an officer and principal equity owner of the Summerfield Lessee and Summerfield Manager. The Summerfield
Lessee has agreed not to engage in any business other than leasing hotels owned by the Company.

          DESCRIPTION OF THE PARTNERSHIP AND UNITS

General

     The Partnership (directly or through subsidiary partnerships) owns the Hotels and leases the Hotels to the Lessees pursuant to the Percentage Leases. A wholly-owned subsidiary of the Company is the general partner of the Partnership (the "General Partner") and currently holds approximately 82.7% of the issued Units therein. The remaining approximately 17.3% of the issued Units are currently held by Limited Partners who received the Units in connection with the Partnership's acquisitions of certain of the Hotels. The material terms of the Units, including a summary of certain provisions of the Partnership Agreement, are set forth below. The following description of the terms and provisions of the Units and certain other matters does not purport to be complete and is subject to and qualified in its entirety by reference to applicable provisions of Virginia law and the Partnership Agreement.

     Through the ownership of Units, the Limited Partners hold interests in the Partnership and all holders of Units (including the General Partner) are entitled to share in cash distributions from, and in the profits and losses of, the Partnership. Subject to the rights of Preferred Units (described below), distributions by the Partnership are made equally for each Unit outstanding. Each Unit (other than the Preferred Units) generally receives distributions in the same amount as the cash dividends paid by the Company on each Common Share.

     The Limited Partners have the rights to which limited partners are entitled under the Virginia Revised Uniform Limited Partnership Act. The issuance of the currently outstanding Units were not registered pursuant to the federal securities laws or any state securities law. The Units cannot be sold, assigned, hypothecated, pledged, transferred or otherwise disposed of by a holder unless they are so registered or unless an exemption from such registration is available. In addition, the Partnership Agreement imposes restrictions on the transfer of Units, as described below.

Preferred Units

     In connection with the acquisition of the DeBoer Hotels in November 1996, the Partnership issued the DeBoer Preferred Units. The DeBoer Preferred Units have a liquidation preference of $11.00 per Preferred Unit and are convertible at any time into Common Units on a one-for-one basis (the "Preferred Conversion Right"). In November 2006, each then outstanding DeBoer Preferred Unit automatically will convert into one Common Unit. Distributions of $1.155 are payable on each Preferred Unit. On or after November 1, 1998, the DeBoer Preferred Units are redeemable, at the option of the holder, for cash, or, at the option of the Company, Common Shares on a one-for-one basis. So long as any DeBoer Preferred Units remain outstanding, the Partnership is prohibited from issuing Units with income, distribution or liquidation rights that are superior to or equal to the income, distribution or liquidation rights of the DeBoer Preferred Units unless immediately after such issuance (i) the value of all of the outstanding superior Units would not exceed 18.7% of the value of all Units outstanding and (ii) the value of all outstanding superior and equal Units would not exceed (A) 22% of the value of all outstanding Units plus (B) the aggregate value of the DeBoer Preferred Units at issuance and minus (C) the value of the remaining outstanding DeBoer Preferred Units.

     In May 1998, the Company contributed the proceeds of the sale of an aggregate of 4,630,000 Series A Preferred Shares (as defined above in "Risk Factors - Adverse Effect of Shares Available for Future Issuance and Sale on Market Price of Common Shares") to the Partnership in exchange for 4,630,000 8.625% Series A Preferred Units (the "Series A Preferred Units") in the Partnership, the economic terms of which are substantially identical to those of the Series A Preferred Shares. The Partnership is required to make all required distributions on the Series A Preferred Units (which will mirror the payments of distributions, including accrued and unpaid distributions upon redemption, and of the liquidation preference amount on the Series A Preferred Shares) prior to any distribution of cash or assets to the holders of the Common Units or to the holders of any other interests in the Partnership, except for (a) any other series of preferred units ranking on a parity with the Series A Preferred Units as to distributions or liquidation rights, including the DeBoer Preferred Units, and (b) distributions required to enable the Company to maintain its qualification as a real estate investment trust.

Management

     The Partnership has been organized as a Virginia limited partnership pursuant to the terms of the Partnership Agreement. Pursuant to the Partnership Agreement, the General Partner, a wholly-owned subsidiary of the Company, has full, exclusive and complete responsibility and discretion in the management and control of the Partnership, and the Limited Partners have no authority in their capacity as Limited Partners to transact business for, or participate in the management activities or decisions of, the Partnership except as required by applicable law. However, any amendment to the Partnership Agreement that would affect the Limited Partners' right to tender their Units for redemption (the "Redemption Rights") would require the consent of Limited Partners (other than the General Partner) holding more than two-thirds of the Units held by the Limited Partners. Any amendment to the Partnership Agreement that would
(i) affect the liquidation preference or preferred distributions with respect to the Preferred Units or (ii) affect the right of the holders of Preferred Units to exercise the Preferred Conversion Right would require the consent of the Limited Partners holding more than two-thirds of the Preferred Units held by such partners. Any amendment that would (i) adversely affect the Limited Partners' rights to receive cash distributions, (ii) alter the Partnership's allocations of income or loss, or (iii) impose on the Limited Partners any obligations to make additional contributions to the capital of the Partnership, would require the consent of Limited Partners (other than the General Partner) holding more than two-thirds of the Units held by each such class of Limited Partners adversely affected by such amendment.

Ability to Engage in Other Businesses; Conflicts of Interest

     Subject to the terms of the Company's Declaration of Trust and any agreements between the General Partner, the Company and the Partnership, the General Partner and other persons (including officers, directors, trustees, employees, agents and other affiliates of the General Partner and the Company) are not prohibited under the Partnership Agreement from engaging in other business activities, including business activities substantially similar or identical to those of the Partnership, and the General Partner and the Company will not be required to present any business opportunities to the Partnership or to any Limited Partner.

Borrowing by the Partnership

     The General Partner is authorized under the Partnership Agreement to cause the Partnership to borrow money and to issue and guarantee debt as it deems necessary for the conduct of the activities of the Partnership. Such debt may be secured by deeds to secure such debt, mortgages, deeds of trust, pledges or other liens on the assets of the Partnership. The General Partner may also cause the Partnership to borrow money to enable the Partnership to make distributions in an amount sufficient to permit the Company, so long as it qualifies as a REIT, to avoid payment of the federal income tax.

Reimbursement of General Partner; Transactions with the General
Partner and its Affiliates

     The General Partner will receive no compensation for its services as the General Partner of the Partnership. However, as a partner in the Partnership, the General Partner has the same right to allocations, payments and distributions as other partners of the Partnership. In addition, the Partnership will reimburse the General Partner and the Company for certain expenses. See "-Operations."

     Except as expressly permitted by the Partnership Agreement, neither the General Partner nor any of its affiliates will sell, transfer or convey any property to, or purchase any property from, the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith, in its sole and absolute discretion, to be fair and reasonable.

Liability of General Partner and Limited Partners

     The General Partner is liable for all general obligations of the Partnership to the extent not paid by the Partnership. The
General Partner is not liable for the non-recourse obligations of the Partnership.

     The Limited Partners are not required to make further capital contributions to the Partnership after their respective initial contributions are fully paid. Assuming that a Limited Partner acts in conformity with the provisions of the Partnership Agreement and has not made any further commitment, such as guaranteeing debt, the liability of the Limited Partner for obligations of the Partnership under the Partnership Agreement and the Virginia Revised Uniform Limited Partnership Act will be limited, subject to certain possible exceptions, to the loss of the Limited Partner's investment in the Partnership.

     The Partnership is qualified to conduct business in each state in which it owns property and may qualify to conduct business in other jurisdictions. Maintenance of limited liability may require compliance with certain legal requirements of those jurisdictions and certain other jurisdictions. Limitations on the liability of a limited partner for the obligations of a limited partnership have not clearly been established in many states. Accordingly, if it were determined that the right, or exercise of the right by the Limited Partners, to make certain amendments to the Partnership Agreement or to take other action pursuant to the Partnership Agreement constituted "control" of the Partnership's business for the purposes of the statutes of any relevant state, the Limited Partners might be held personally liable for the Partnership's obligations. The Partnership will operate in a manner that the General Partner deems reasonable, necessary and appropriate to preserve the limited liability of the Limited Partners.

Exculpation and Indemnification of the General Partner

     The Partnership Agreement generally provides that the General Partner will incur no liability for monetary damages to the Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents, provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, consultants, real estate brokers and other consultants and advisors, and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

     The Partnership Agreement also provides for indemnification of the General Partner, the directors and officers of the General Partner, and such other persons as the General Partner may from time to time designate, against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such person may be involved, or is threatened to be involved, provided that the Partnership shall not indemnify any such persons if it is established that (i) the act or omission of such person was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

Sale of Assets

     Under the Partnership Agreement, the General Partner generally has the exclusive authority to determine whether, when and on what terms the assets of the Partnership (including the Hotels) will be sold.

Removal of the General Partner; Transfer of General Partner's
Interest

     Generally, the General Partner may not be removed by the Limited Partners. Other than to a wholly-owned subsidiary of the Company, the General Partner may not transfer any of its interests as a partner except in connection with a merger or sale of all or substantially all of its assets. The General Partner may not sell all or substantially all of its assets, or enter into a merger, unless the sale or merger includes the sale of all or substantially all of the assets of, or the merger of, the Partnership, with the holders of Units receiving substantially the same consideration in such transaction as holders of Common Shares.

Transferability of Interests

     The General Partner may not withdraw from the Partnership voluntarily or transfer or assign its interest in the Partnership unless the transaction in which such withdrawal or transfer occurs results in the Limited Partners' receipt of property in an amount equal to the amount they would have received had they redeemed their Units immediately prior to such transaction, or unless the successor to the General Partner contributes substantially all of its assets to the Partnership in return for an interest in the Partnership. The Limited Partners (other than the General Partner) may not transfer their interests in the Partnership without the consent of the General Partner, which consent may be withheld in the General Partner's sole discretion. The General Partner may not consent to any transfer that would cause the Partnership to be treated as a separate corporation for federal income tax purposes.

Redemption Rights for Limited Partnership Units

     Pursuant to the Partnership Agreement and the terms of various agreements with limited partners who became Limited Partners after the Company's initial public offering of common shares of beneficial interest (the "Redemption Agreements"), the Limited Partners have Redemption Rights that will enable them to cause the Partnership to redeem their interests in the Partnership in exchange for Common Shares or, at the election of the Company and when required in certain other circumstances, cash. Generally, the redemption price will be paid in cash in the event that the issuance of Common Shares to the redeeming Limited Partner would (i) result in any person owning, directly or indirectly, Common Shares in excess of the Ownership Limitation, (ii) result in shares of beneficial interest of the Company being owned by fewer than 100 persons (determined without reference to any rules of attribution), (iii) result in the Company being "closely held" within the meaning of Section 856(h) of the Code, (iv) cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's or the Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code, or (v) cause the acquisition of Common Shares by such redeeming Limited Partner to be "integrated" with any other distribution of Common Shares for purposes of complying with the Securities Act. Redemption Rights of Limited Partners holding 911,859 Units are currently exercisable and Redemption Rights will become exercisable by the holders of 4,063,329 Preferred Units after November 1, 1998, by the holders of 1,572,861 Summerfield Units after June 20, 1998 and by the holders of 365,086 Summerfield Units after June 20, 1999, provided that each Limited Partner may not exercise Redemption Rights for less than 1,000 Units or, if such Limited Partner holds less than 1,000 Units, all of the Units held by such Limited Partner. In the future, it may become necessary to place additional restrictions on the exercise of the Redemption Rights in order to assure that the Partnership does not become a "publicly traded partnership" that is treated as a corporation for federal income tax purposes. See "Federal Income Tax Considerations-Tax Aspects of the Partnership." The number of Common Shares issuable upon exercise of the Redemption Rights will be adjusted upon the occurrence of share splits, mergers, consolidations or similar pro rata share transactions, which otherwise would have the effect of diluting the ownership interests of the Limited Partners or the shareholders of the Company.

No Withdrawal by Limited Partners

     No Limited Partner has the right to withdraw from or reduce or receive the return of his capital contribution to the Partnership, except as a result of the redemption or transfer of his Units pursuant to the terms of the Partnership Agreement.

Issuance of Additional Limited Partnership Interests

     The General Partner is authorized, without the consent of the Limited Partners, to cause the Partnership to issue additional Units to the partners or to other persons for such consideration and on such terms and conditions as the General Partner deems appropriate. In addition, the General Partner may cause the Partnership to issue to the General Partner additional Units, or other additional partnership interests in different series or classes which may be senior to the Units, in conjunction with an offering of securities of the Company having substantially similar rights, for which the General Partner makes a capital contribution to the Partnership of the proceeds of such offering. Consideration for additional partnership interests may be cash or any property or other assets permitted by Virginia law.

Meetings

     The Partnership Agreement does not provide for annual meetings of the Limited Partners, and the General Partner does not anticipate calling such meetings.

Amendment of Partnership Agreement

     Amendments to the Partnership Agreement may, with four exceptions, be made by the General Partner without the consent of the Limited Partners. Any amendment to the Partnership Agreement which would (i) affect the Redemption Rights, (ii) adversely affect the rights of the Limited Partners to receive distributions payable to them under the Partnership Agreement,
(iii) alter the Partnership's profit and loss allocations or (iv) impose any obligation upon the Limited Partners to make additional capital contributions to the Partnership shall require the consent of Limited Partners holding more than 66 2/3% of the Units held by the Limited Partners.

Books and Reports

     The General Partner is required to keep the Partnership's books and records at the specified principal office of the Partnership. The Limited Partners have the right, subject to certain limitations, to inspect or to receive copies of the Partnership's federal, state and local tax returns, a list of the partners and their last known business addresses, the Partnership Agreement, the Partnership certificate and all amendments thereto, information about the capital contributions of each of the partners and any other documents and information required under Virginia law. Any partner or his duly authorized representative, upon paying duplicating, collection and mailing costs, is entitled to inspect or copy such records during ordinary business hours.

     The General Partner will furnish to each Limited Partner, within 90 days after the close of each fiscal year, an annual report containing financial statements of the Partnership (or the Company, if consolidated financial statements including the Partnership are prepared) for each fiscal year. The financial statements will be audited by a nationally recognized firm of independent public accountants selected by the General Partner. In addition, within 45 days after the close of each fiscal quarter (other than the fourth quarter), the General Partner will furnish to each Limited Partner a report containing quarterly unaudited financial statements of the Partnership (or the Company) and such other information as may be required by applicable law or regulation or as the General Partner deems appropriate.

     The General Partner will use reasonable efforts to furnish to each Limited Partner, within 75 days after the close of each fiscal year of the Partnership, the tax information reasonably required by the Limited Partners for federal and state income tax reporting purposes.

Capital Contributions

     The Company currently owns an approximately 82.7% interest in the Partnership and the current Limited Partners aggregate interest in the Limited Partnership is approximately 17.3%. The Partnership Agreement provides that if the Partnership requires additional funds at any time or from time to time in excess of funds available to the Partnership from borrowing or capital contributions, the General Partner or the Company may borrow such funds from a third-party lender and lend such funds to the Partnership on the same terms and conditions as are applicable to the General Partner's or the Company's, as applicable, borrowing of such funds. Moreover, the General Partner is authorized to cause the Partnership to issue partnership interests for less than fair market value if (i) the Company has concluded in good faith that such issuance is in the best interests of the Company and the Partnership and (ii) the General Partner makes a capital contribution in an amount equal to the net proceeds of such issuance. Under the Partnership Agreement, the General Partner generally is obligated to contribute the proceeds of a share offering by the Company as additional capital to the Partnership. Upon such contribution the General Partner will receive additional Units and the General Partner's percentage interest in the Partnership will be increased on a proportionate basis based upon the gross proceeds of the issuance (which the Partnership is deemed to have received as a capital contribution). Conversely, the percentage interests of the Limited Partners will be decreased on a proportionate basis in the event of additional capital contributions by the General Partner. In addition, if the General Partner contributes additional capital to the Partnership, the General Partner will revalue the property of the Partnership to its fair market value (as determined by the General Partner) and the capital accounts of the partners will be adjusted to reflect the manner in which the unrealized gain or loss inherent in such property (that has not been reflected in the capital accounts previously) would be allocated among the partners under the terms of the Partnership Agreement if there were a taxable disposition of such property for such fair market value on the date of the revaluation.

Registration Rights

     For a description of certain registration rights held by the Limited Partners, see "Risk Factors-Adverse Effect of Shares
Available for Future Issuance and Sale on Market Price of Common
Shares."

Operations

     The Partnership Agreement requires that the Partnership be operated in a manner that will enable the Company to satisfy the requirements for being classified as a REIT, to avoid any federal income or excise tax liability imposed by the Code, and to ensure that the Partnership will not be classified as a "publicly traded partnership" for purposes of Section 7704 of the Code.

     In addition to the administrative and operating costs and expenses incurred by the Partnership, the Partnership will pay all administrative costs and expenses of the Company and the General Partner (collectively, the "Company Expenses") and the Company Expenses will be treated as expenses of the Partnership. The Company Expenses generally will include (i) all expenses relating to the formation and continuity of existence of the Company and the General Partner, (ii) all expenses relating to the public offering and registration of securities by the Company, (iii) all expenses associated with the preparation and filing of any period reports by the Company under federal, state or local laws or regulations, (iv) all expenses associated with compliance by the Company and the General Partner with laws, rules and regulations promulgated by any regulatory body and (v) all other operating or administrative costs of the General Partner incurred in the ordinary course of its business on behalf of the Partnership. The Company Expenses, however, will not include any administrative and operating costs and expenses incurred by the Company that are attributable to hotel properties owned the Company directory or to partnership interests in any subsidiary partnership directly owned by the Company.

Tax Matters; Profit and Loss Allocations

     Pursuant to the Partnership Agreement, the General Partner is the tax matters partner of the Partnership and, as such, has the authority to handle tax audits and to make tax elections under the Code on behalf of the Partnership.

     Income, gain and loss of the Partnership for each fiscal year generally is allocated among the partners in accordance with their respective interests in the Partnership, subject to compliance with the provisions of Code Sections 704(b) and 704(c) and the Treasury Regulations promulgated thereunder. See
"Federal Income Tax Considerations - Tax Aspects of the
Partnership and Subsidiary Partnerships."

Distributions

     Subject to the rights of holders of Preferred Units (described under "- Preferred Units" above), the Partnership Agreement provides that the Partnership will distribute cash from operations (including net sale or refinancing proceeds, but excluding net proceeds from the sale of the Partnership's property in connection with the liquidation of the Partnership) on a quarterly (or, at the election of the General Partner, more frequent) basis, in amounts determined by the General Partner in its sole discretion, to the partners, for any fiscal year of the Partnership, in accordance with their respective percentage interests in the Partnership. Upon liquidation of the Partnership, after payment of, or adequate provision for, debts and obligations of the Partnership, including the liquidation preference of the Preferred Units and any loans made by partners, any remaining assets of the Partnership will be distributed to all partners (other than holders of Preferred Units) with positive capital accounts in accordance with their respective positive capital account balances. If the General Partner has a negative balance in its capital account following a liquidation of the Partnership, it will be obligated to contribute cash to the Partnership equal to the negative balance in its capital account. See "Preferred Units."

Term

     The Partnership will continue until December 31, 2050, or until sooner dissolved upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership), (ii) the sale or other disposition of all the assets of the Partnership (except for such assets as the General Partner believes are required to wind up the affairs of the Partnership), (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the General Partner, if any), or (iv) the election by the General Partner.

             SHARES AVAILABLE FOR FUTURE SALE

     As of May 28, 1998, the Company had outstanding (or reserved for issuance) 50,115,050 Common Shares. All of the up to 1,477,307 Redemption Shares issued and the 95,554 Secondary Shares registered pursuant to the Registration Statement of which this Prospectus is a part will be tradeable without restriction under the Securities Act.

     Pursuant to the Partnership Agreement and the Redemption Agreements, the Limited Partners (other than the Company) have Redemption Rights, which enable them to cause the Company to redeem their Units and Preferred Units in exchange for cash (or, at the election of the Company, Common Shares on a one-for-one
basis).   Redemption Rights may be exercised with respect to
4,063,329 Preferred Units at any time after November 1, 1998. After June 20, 1998, 1,572,861 Summerfield Units and after
June 20, 1999, 365,086 Summerfield Units are eligible for redemption.

     Secondary Shares issued to holders of Redemption Units upon exercise of Redemption Rights will be "restricted" securities under the meaning of Rule 144 promulgated under the Securities Act ("Rule 144") and may not be sold in the absence of registration under the Securities Act unless an exemption from registration is available, including exemptions contained in Rule
144. As described below, the Company has granted certain holders registration rights with respect to Common Shares issued in redemption of Units.

     In general, under Rule 144 as currently in effect, if one year has elapsed since the later of the date of acquisition of restricted shares from the Company or any "Affiliate" of the Company, as that term is defined under the Securities Act, the acquiror or subsequent holder thereof is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding Common Shares or the average weekly trading volume of the Common Shares during the four calendar weeks preceding the date on which notice of the sale is filed with the Securities and Exchange Commission. Sales under Rule 144 also are subject to certain manner of sale provisions, notice requirements and the availability of current public information about the Company. If two years have elapsed since the date of acquisition of restricted shares from the Company or from any Affiliate of the Company, and the acquiror or subsequent holder thereof is deemed not to have been an Affiliate of the Company at any time during the three months preceding a sale, such person would be entitled to sell such shares in the public market under Rule 144(k) without regard to the volume limitations, manner of sale provisions, public information requirements or notice requirements.

     The Company has filed, in addition to this registration statement covering 1,572,861 Common Shares, (i) a registration statement with the Commission for the purpose of registering the issuance of 658,717 Common Shares issuable upon redemption of Units issued in connection with the initial public offering of Common Shares, (ii) a registration statement with the Commission for the purpose of registering the re-sale of 369,816 Common Shares issuable upon redemption of Units issued in connection with the purchase of certain Hotels and (iii) a registration statement with the Commission for the purpose of registering the issuance of 211,465 Common Shares issuable upon redemption of Units issued in connection with the purchase of certain Hotels. The Company has also agreed to effect one or more registration statements with the Commission for the purpose of registering
(i) the issuance or re-sale of Common Shares issuable upon redemption of other Units as set forth in "Risk Factors-Adverse Effect of Shares Available for Future Issuance and Sale on Market Price of Common Shares" and (ii) covering the Common Shares issuable upon conversion of the Series A Preferred Shares. Upon effectiveness of such registration statements, those persons who receive Common Shares upon redemption of the applicable Units and conversion of Series A Preferred Shares may generally sell such shares in the secondary market without being subject to the volume limitations or other requirements of Rule 144. The Company will bear expenses incident to its registration requirements, except that such expenses shall not include any underwriting discounts or commissions, Securities and Exchange Commission or state securities registration fees, transfer taxes or certain other fees or taxes relating to such shares. Registration rights are expected to be granted to future sellers of hotels to the Company who elect to receive, in lieu of cash, Common Shares, Units, or securities convertible into Common Shares.

     No prediction can be made as to the effect, if any, that future sales of shares, or the availability of shares for future sale, will have on the market price prevailing from time to time. Sales of substantial amounts of Common Shares, or the perception that such sales could occur, may affect adversely prevailing market prices of the Common Shares. See "Risk Factors - Adverse Effect of Shares Available for Future Issuance and Sale on Market Price of Common Shares" and "Partnership Agreement Transferability of Interests."

          DESCRIPTION OF SHARES OF BENEFICIAL INTEREST

     The Declaration of Trust of the Company provides that the Company may issue up to 100,000,000 Common Shares, and 20,000,000 Preferred Shares. At May 28, 1998, there were 33,114,422 Common Shares outstanding and 4,630,000 Preferred Shares outstanding.

     As a Maryland real estate investment trust, the Company is subject to various provisions of the Maryland General Corporation Law (the "MGCL") and Title 8, as amended from time to time, of the Corporations and Associations Article of the Annotated Code of Maryland (the "Maryland REIT Law"). Both the Maryland REIT Law and the Company's Declaration of Trust provide that no shareholder of the Company will be personally liable for any obligation of the Company solely as a result of his status as a shareholder of the Company. The Company's Bylaws further provide that the Company shall indemnify each shareholder against any claim or liability to which the shareholder may become subject by reason of his being or having been a shareholder or former shareholder and that the Company shall pay or reimburse each shareholder or former shareholder for all legal and other expenses reasonably incurred by him in connection with any such claim or liability. In addition, it is the Company's policy to include a clause in its contracts which provides that shareholders assume no personal liability for obligations entered into on behalf of the Company. However, with respect to tort claims, contractual claims where shareholder liability is not so negated, claims for taxes and certain statutory liability, the shareholders may, in some jurisdictions, be personally liable to the extent that such claims are not satisfied by the Company. Inasmuch as the Company carries public liability insurance which it considers adequate, any risk of personal liability to shareholders is limited to situations in which the Company's assets plus its insurance coverage would be insufficient to satisfy the claims against the Company and its shareholders.

     The following information with respect to the Common Shares and Preferred Shares is subject to the detailed provisions of the Company's Amended and Restated Declaration of Trust (the "Declaration of Trust" and Bylaws (the "Bylaws"). These statements do not purport to be complete or to give full effect to the provisions of statutory or common law, and are subject to and are qualified in their entirety by reference to, the terms of the Declaration of Trust and Bylaws, which are filed as exhibits to the Registration Statement.

Common Shares

     All Common Shares offered hereby will be duly authorized, fully paid and nonassessable. Subject to the preferential rights of any other shares or series of shares of beneficial interest and to the provisions of the Company's Declaration of Trust, holders of Common Shares are entitled to receive dividends if, as and when authorized and declared by the Board of Trustees of the Company out of assets legally available therefor and to share ratably in the assets of the Company legally available for distribution to its shareholders in the event of its liquidation, dissolution or winding-up after payment of, or adequate provision for, all known debts and liabilities of the Company. The Company has paid and intends to pay quarterly dividends to holders of its Common Shares.

     Each outstanding Common Share entitles the holder to one vote on all matters submitted to a vote of shareholders, including the election of trustees, and, except as otherwise required by law or except as provided with respect to any other class or series of shares of beneficial interest, the holders of such Common Shares possess the exclusive voting power. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding Common Shares can elect all of the trustees then standing for election and the holders of the remaining shares of beneficial interest, if any, will not be able to elect any trustees (except as provided below under "-Voting Rights".

     Holders of Common Shares have no conversion, sinking fund, redemption rights or any preemptive rights to subscribe for any securities of the Company.

     Common Shares have equal dividend, distribution, liquidation and other rights, and have no preference, exchange or, except as expressly required by Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland ("Title
8"), appraisal rights.

     Pursuant to Title 8, a real estate investment trust generally cannot dissolve, amend its declaration of trust or merge, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all the votes entitled to be cast on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust provides for approval by a majority of all the votes entitled to be cast on the matter in all situations permitting or requiring action by the shareholders except with respect to: (a) the voluntary termination by the Company of its status as a real estate investment trust or revocation of its election to be taxed as a real estate investment trust (which requires the affirmative vote of two thirds of the number of Common Shares entitled to vote on such matter at a meeting of the shareholders of the Company); (b) the removal of trustees (which requires the affirmative vote of the holders of not less than two-thirds of the shares then outstanding and entitled to vote generally in the election of Trustees); (c) the amendment of the Declaration of Trust by shareholders (which requires the affirmative vote of a majority of votes entitled to be cast on the matter, except under certain circumstances specified in the Declaration of Trust which require the affirmative vote of two-thirds of all the votes entitled to be cast on the matter); and (d) the termination of the Company (which requires the affirmative vote of two-thirds of all the votes entitled to be cast on the matter). A declaration of trust may permit the trustees by a two-thirds vote to amend the declaration of trust from time to time to qualify as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), or Title 8 without any action by the shareholders. The Company's Declaration of Trust permits such action by the Board of Trustees.

Preferred Shares

     Preferred Shares may be issued from time to time, in one or more series, as authorized by the Board of Trustees. Prior to issuance of shares of each series, the Board is required by the Maryland REIT Law and the Company's Declaration of Trust to set for each such series, subject to the provisions of the Company's Declaration of Trust regarding Shares-in-Trust, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms or conditions of redemption for each series. The Board could authorize the issuance of Preferred Shares with terms and conditions that could have the effect of delaying, deferring or preventing a takeover or other transaction which holders of some, or a majority, of the Common Shares might believe to be in their best interests or in which holders of some, or a majority, of the Common Shares might receive a premium for their Common Shares over the then market price of such Common Shares.

     In May 1998, the Company issued the 4,630,000 Series A Preferred Shares, in two private placements. The Series A Preferred Shares sold to "qualified institutional buyers" ("QIBs"), as defined in Rule 144A under the Securities Act of 1933 are expected to be eligible for trading among QIBs in the Private Offering, Resale and Trading through Automated Linkages Market of the National Association of Securities Dealers, Inc. (the "PORTAL Market").

Ranking

     The Series A Preferred Shares rank senior to the Junior Shares (as defined below), including the Common Shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Series A Preferred Shares are outstanding, the Company may not authorize, create or increase the authorized amount of any class or series of shares that ranks prior to or senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series A Preferred Shares. However, the Company may create additional classes of shares, increase the authorized number of Preferred Shares or issue series of Preferred Shares ranking junior to or on a parity with the Series A Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of Series A Preferred Shares. See "-Voting Rights" below.

Dividends

     Holders of Series A Preferred Shares are entitled to receive, when, as and if declared by the Board of Trustees of the Company, out of funds of the Company legally available for payment thereof, cumulative cash dividends. Such dividends will be in an amount per share equal to the greater of (i) $0.53906 per quarter ($2.15264 per annum) (equal to a rate of 8.625% of the liquidation preference of $25 per Series A Preferred Share (the "Liquidation Preference") per annum) or (ii) the cash dividend (exclusive of non-regular dividends such as a special capital gain distribution) declared on the number of Common Shares (or portions thereof) into which each Series A Preferred Share is convertible (i.e., an amount equal to the number of Common Shares (or portions thereof) into which one Series A Preferred Share is convertible multiplied by the most current quarterly distribution on or before the applicable payment date). Dividends on the Series A Preferred Shares are payable quarterly in arrears on or about the fourth Tuesday of January, April, July and October of each year, commencing July 28, 1998 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Trustees).

     No dividend will be declared or paid or other distribution of cash or other property declared or made directly by the Company or any person acting on behalf of the Company on any shares of beneficial interest that rank in parity as to the payment of dividends or amounts upon liquidation with the Series A Preferred Shares (the "Parity Shares") unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series A Preferred Shares for all prior and contemporaneous dividend periods; provided, however, that if accumulated and accrued dividends on the Series A Preferred Shares for all prior and contemporaneous dividend periods have not been paid in full then any dividend declared on the Series A Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accumulated, accrued and unpaid dividends on the Series A Preferred Shares and such Parity Shares.

     No distributions on the Series A Preferred Shares shall be authorized by the Board of Trustees or paid or set apart for payment by the Company at such time as the terms and provisions of any agreement of the Company, including any agreement relating to its indebtedness, prohibits such authorization, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law. Distributions on the Series A Preferred Shares will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized. Accrued but unpaid distributions on the Series A Preferred Shares will not bear interest and holders of the Series A Preferred Shares will not be entitled to any distributions in excess of full cumulative distributions as described above.

     The Company will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (as defined below) (other than in Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Company or any subsidiary, a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving the Company's qualification as a REIT), unless (A) all cumulative dividends with respect to the Series A Preferred Shares and any shares at the time such dividends are payable have been paid or such dividends have been declared and funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the current dividend period with respect to the Series A Preferred Shares and any Parity Shares.

     If, for any taxable year, the Company elects to designate as "capital gain distributions" (as defined in Section 857 of the Code) any portion (the "Capital Gains Amount") of the distributions paid or made available for the year to the holders of all classes of shares (the "Total Distributions"), then the portion of the Capital Gains Amount that will be allocable to the holders of Series A Preferred Shares will be the Capital Gains Amount multiplied by a fraction, the numerator of which will be the total distributions (within the meaning of the Code) paid or made available to the holders of the Series A Preferred Shares for the year and the denominator of which shall be the Total Distributions.

     As used herein, (i) the term "dividend" does not include dividends payable solely in Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means the Common Shares, and any other class of shares of beneficial interest of the Company now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series A Preferred Shares.

Redemption

     Except as otherwise provided under the Declaration of Trust to protect the Company's status as a REIT or to prevent the Company's assets from being deemed plan assets under the plan asset regulation promulgated by the Department of Labor under ERISA at 29 C.F.R. 2510.3-101 (the "Plan Asset Regulation"), Series A Preferred Shares will not be redeemable by the Company prior to May 18, 2003. On and after May 19, 2003, the Company, at its option upon not less than 30 nor more than 60 days' written notice, may redeem the Series A Preferred Shares, in whole or in part, at any time or from time to time at a price equal to the Liquidation Preference plus accrued and unpaid dividends, payable at the Company's option in (i) Common Shares, equal in number to the Liquidation Preference plus accrued and unpaid dividends divided by the average closing price of the Common Shares on the NYSE for the 10 days prior to the business day immediately preceding the date of redemption, or (ii) cash.

Liquidation Preference

     The holders of Series A Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the Liquidation Preference plus an amount per Series A Preferred Share equal to all dividends accrued and unpaid (whether or not declared) thereon to the date of final distribution to such holders, and no more.

     Until the holders of the Series A Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of the Company. If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company, or proceeds thereof, distributable among the holders of the Series A Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series A Preferred Shares and any such Shares ratably in accordance with the respective amounts which would be payable on such Series A Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of the Company with another corporation, (ii) a statutory share exchange by the Company or (iii) a sale or transfer of all or substantially all of the Company's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of the Company.

Voting Rights

     Except as indicated below, the holders of Series A Preferred
Shares have no voting rights.

     If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of Trustees then constituting the Board of Trustees of the Company will be increased by two and the holders of Series A Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect two additional Trustees to serve on the Company's Board of Trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Series A Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders (or special meeting held in place thereof at which Trustees are to be elected) until all such dividends and dividends for the current quarterly period on the Series A Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment, at which time such two additional Trustees shall resign from the Board of Trustees.

     The approval of two-thirds of the outstanding Series A Preferred Shares (which do not include any Preferred Units issued by the Partnership), either at a meeting of shareholders or by written consent, is required in order to amend the Declaration of Trust and Articles Supplementary to affect materially and adversely the rights, preferences or voting powers of the holders of the Series A Preferred Shares or to authorize, create or increase the authorized amount of, any class of Shares having rights senior to the Series A Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Parity Shares, the consent of the holders of at least two-thirds of the outstanding shares of each such series affected is required in lieu of the consent of the holders of two-thirds of the Parity Shares as a class). However, the Company may create additional classes of Parity Shares and Junior Shares, increase the authorized number of shares of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series A Preferred Shares.

Conversion Rights

     Series A Preferred Shares are convertible, in whole or in part, at any time, at the option of the holders thereof, into authorized but previously unissued Common Shares at a conversion price of $16.8794 per Common Share (equivalent to a conversion rate of 1.4811 Common Shares for each Series A Preferred Share), subject to adjustment as described below ("Conversion Price"). The right to convert Series A Preferred Shares called for redemption will terminate at the close of business on the redemption date. For information as to notices of redemption, see "-Redemption" above. See "- Common Shares" for a description of the Company's Common Shares.

Conversion Price Adjustments

     The Conversion Price is subject to adjustment upon certain events, including (i) the payment of dividends (and other distributions) payable in Common Shares on any class of shares of beneficial interest of the Company, (ii) the issuance to all holders of Common Shares of certain rights or warrants entitling them to subscribe for or purchase Common Shares at a price per share less than the fair market value (as defined in the articles supplementary of the Company relating to the Series A Preferred Shares (the "Articles Supplementary")) per Common Share, (iii) subdivisions, combinations and reclassifications of Common Shares and (iv) distributions to all holders of Common Shares of evidences of indebtedness of the Company or assets (including securities, but excluding those dividends, rights, warrants and distributions referred to in clause (i), (ii) or (iii) above and dividends and distributions paid in cash). In addition to the foregoing adjustments, the Company will be permitted to make such reductions in the Conversion Price as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of Shares or share rights will not be taxable to the holders of the Common Shares or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event.

     In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, statutory share exchange, tender offer for all or substantially all of the Common Shares or sale of all or substantially all of the Company's assets), in each case as a result of which Common Shares will be converted into the right to receive stock, securities or other property (including cash or any combination thereof), each Series A Preferred Share, if convertible after the consummation of the transaction, will thereafter be convertible into the kind and amount of shares of beneficial interest, securities and other property receivable (including cash or any combination thereof) upon the consummation of such transaction by a holder of that number of Common Shares or fraction thereof into which one Series A Preferred Share was convertible immediately prior to such transaction (assuming such holder of Common Shares failed to exercise any rights of election and received per Common Share the kind and amount of shares of beneficial interest, securities or other property received per Common Share by a plurality of non-electing Common Shares). The Company may not become a party to any such transaction unless the terms thereof are consistent with the foregoing.

     No adjustment of the Conversion Price is required to be made in any case until cumulative adjustments amount to 1% or more of the Conversion Price. Any adjustments not so required to be made will be carried forward and taken into account in subsequent adjustments.

Restrictions on Ownership

     REIT-Related Restrictions. For the Company to qualify as a REIT under the Code, not more than 50% in value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). The Declaration of Trust contains provisions that restrict the ownership and transfer of shares of beneficial interest. With certain exceptions, the Declaration of Trust provides that no person may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the number of outstanding Preferred Shares of any series or more than 9.8% of the number of outstanding Common Shares. Shares owned in excess of such limits shall be deemed "Shares-in-Trust" pursuant to the Company's Declaration of Trust, in which case the holder will lose certain ownership rights with respect to such shares and the Company will have the right to purchase such Excess Shares from the holder. Due to the attribution rules that exist with respect to these ownership restrictions, persons holding, or treated as holding under the relevant attribution rules, Series A Preferred Shares will be treated, for purposes of the ownership restrictions, as owning the Common Shares into which their Series A Preferred Shares can be converted even prior to such conversion if such ownership would cause ownership of Common Shares in excess of the applicable ownership limit. Accordingly, potential purchasers should take their direct and constructive ownership of Common Shares into account in determining whether they can hold Series A Preferred Shares without violating the ownership limit with respect to Common Shares.

Transfer Agent, Registrar, Dividend Disbursing Agent, Conversion
Agent And Redemption Agent

     The transfer agent, registrar, dividend disbursing agent, conversion agent and redemption agent for the Common Shares, is Harris Trust and Savings Bank, Chicago, Illinois.

                    OWNERSHIP LIMITATIONS

     For the Company to qualify as a REIT under the Code, shares of beneficial interest in the Company must be held by a minimum of 100 persons for at least 335 days in each taxable year subsequent to 1994 or during a proportionate part of a shorter taxable year. In addition, at all times during the second half of each taxable year subsequent to 1994, no more than 50% in value of the shares of beneficial interest of the Company may be owned, directly or indirectly and by applying certain constructive ownership rules, by five or fewer individuals (the "5/50 Rule"). The Declaration of Trust restricts the ownership and transfer of Common and Preferred Shares (the "Ownership Limitation").

     The Ownership Limitation provides that, subject to certain exceptions specified in the Declaration of Trust, no shareholder may own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% of the outstanding Common Shares or more than 9.8% of the outstanding shares of any series of Preferred Shares. Generally, the shares of beneficial interest owned by related or affiliated owners will be aggregated for purposes of the Ownership Limitation.

     If any shareholder purports to transfer the outstanding Common or Preferred Shares to a person and the transfer, if effective, would result in (i) a person owning Common or Preferred Shares, directly or constructively, in excess of the Ownership Limitation, (ii) the Common and Preferred Shares being beneficially owned by fewer than 100 persons (determined without reference to any rules of attribution, (iii) the Company being "closely held" within the meaning of Section 856(h) of the Code, or (iv) the Company constructively owning 10% or more of the ownership interests in a tenant of its real property, within the meaning of Section 856(d)(2)(B) of the Code, the purported transfer shall be void ab initio, the intended transferee of such shares will be deemed never to have had an interest in such shares, and such shares will be designated "Shares-in-Trust." Furthermore, the Company shall be deemed to have been offered Shares-in-Trust for purchase at the lesser of the market price on the date the Company accepts the offer and the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift, devise, or non-transfer event (as defined in the Declaration of Trust), the market price on the date of such gift, devise, or non-transfer event). Therefore, the recordholder of shares of beneficial interest in excess of the Ownership Limitation will experience a financial loss when such shares are redeemed, if the market price falls between the date of purchase and the date of redemption.

     "Market Price" on any date shall mean the average of the Closing Price (as defined below) for the five consecutive Trading Days (as defined below) ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported to the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the Common or Preferred Shares are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Common or Preferred Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common or Preferred Shares selected by the Board of Trustees. "Trading Day" shall mean a day on which the principal national securities exchange on which the Common or Preferred Shares are listed or admitted to trading is open for the transaction of business or, if the Common or Preferred Shares are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     Any person who acquires or attempts to acquire Common Shares or Preferred Shares in violation of the foregoing restrictions, or any person who owned Common Shares or Preferred Shares that were transferred to a share trust, will be required (i) to give immediately written notice to the Company of such event and (ii) to provide to the Company such other information the Company may request in order to determine the effect, if any, of such transfer on the Company's status as a REIT.

     All persons who own, directly or indirectly, more than 5% (or such lower percentages as required pursuant to the regulations under the Code) of the outstanding Common Shares and Preferred Shares must, within 30 days after January 1 of each year, provide to the Company a written statement or affidavit stating the name and address of such direct or indirect owner, the number of Common Shares and Preferred Shares owned directly or indirectly, and a description of how such shares are held. In addition, each direct or indirect shareholder shall provide to the Company such additional information as the Company may request in order to determine the effect, if any, of such ownership on the Company's status as a REIT and to ensure compliance with the Ownership Limitation.

     The Ownership Limitation generally will not apply to the acquisition of Common Shares or Preferred Shares by an underwriter that participates in a public offering of such shares. In addition, the Board of Trustees, upon receipt of a ruling from the Service or an opinion of counsel and upon such other conditions as the Board of Trustees may direct, may exempt a person from the Ownership Limitation under certain circumstances. The Board of Trustees has granted exemptions from the Ownership Limitation, subject to certain other ownership restrictions, in the case of certain mutual fund investment families. The foregoing restrictions will continue to apply until (i) the Board of Trustees determines that it is no longer in the best interests of the Company to attempt to qualify, or to continue to qualify, as a real estate investment trust and (ii) there is an affirmative vote of two-thirds of the number of Common Shares and Preferred Shares entitled to vote on such matter at a regular or special meeting of the shareholders of the Company.

     All certificates representing Common Shares or Preferred
Shares will bear a legend referring to the restrictions described above.

   CERTAIN PROVISIONS OF MARYLAND LAW AND OF THE COMPANY'S
             DECLARATION OF TRUST AND BYLAWS

     The following summary of certain provisions of Maryland law and the Declaration of Trust and Bylaws of the Company is subject to and qualified in its entirety by reference to the Declaration of Trust and Bylaws of the Company.

Classification of the Board of Trustees

     The Bylaws provide that the number of trustees of the Company may be established by the Board of Trustees but may not be fewer than three nor more than nine. There are currently seven Trustees on the Board of Trustees. The Trustees may increase or decrease the number of Trustees by a vote of at least 80% of the members of the Board of Trustees, provided that the number of Trustees shall never be less than the number required by Maryland law and that the tenure of office of a Trustee shall not be affected by any decrease in the number of Trustees. Any vacancy will be filled, including a vacancy created by an increase in the number of Trustees, by a majority of the remaining Trustees, except that a vacancy resulting from an increase in the number of Trustees must be filled by a majority of the entire Board of Trustees.

     Pursuant to the Declaration of Trust, the Board of Trustees is divided into three classes of trustees. Upon the expiration of their terms, Trustees of each class are chosen for three-year terms and each year one class of trustees will be elected by the shareholders. The Company believes that classification of the Board of Trustees will help to assure the continuity and stability of the Company's business strategies and policies as determined by the Board of Trustees. Holders of Common Shares will have no right to cumulative voting in the election of Trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of the Common Shares are able to elect all of the successors of the class of trustees whose terms expire at that meeting.

     The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of the Board of Trustees. Thus, the classified board provision could increase the likelihood that incumbent Trustees will retain their positions. The staggered terms of Trustees may delay, defer or prevent a tender offer, an attempt to change control of the Company or other transaction that might otherwise involve a premium price for holders of Common Shares and even though a tender offer, change of control or other transaction might be in the best interest of the shareholders.

Removal of Trustees

     The Declaration of Trust provides that a Trustee may be removed with or without cause only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of Trustees. This provision, when coupled with the provision in the Bylaws authorizing the Board of Trustees to fill vacant trusteeships, precludes shareholders from removing incumbent Trustees except upon the existence of cause for removal and a substantial affirmative vote, and filling the vacancies created by such removal with their own nominees.
Business Combinations

     Under the MGCL, as applicable to Maryland real estate investment trusts, certain "business combinations" (including a merger, consolidation, share exchange or, in certain circumstances, an asset transfer or issuance or reclassification of equity securities) between a Maryland real estate investment trust and any person who beneficially owns ten percent or more of the voting power of the trust's shares or an affiliate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of beneficiary interest of the trust (an "Interested Shareholder") or an affiliate thereof prohibited for five years after the most recent date on which the Interested Shareholder becomes an Interested Shareholder. Thereafter, any such business combination must be recommended by the board of trustees of such trust and approved by the affirmative vote of at least (a) 80% of the votes entitled to be cast by holders of outstanding voting shares of beneficial interest of the trust and (b) two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the Interested Shareholder with whom (or with whose affiliate) the business combination is to be effected, unless, among other conditions, the trust's common shareholders receive a minimum price (as defined in the MGCL) for their shares and the consideration is received in cash or in the same form as previously paid by the Interested Shareholder for its shares. These provisions of Maryland law to not apply, however, to business combinations that are approved or exempted by the board of trustees of the trust prior to the time that the Interested Shareholder becomes an Interested Shareholder.

Control Share Acquisition

     The MGCL, as applicable to Maryland real estate investment trusts, provides that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by a vote of two thirds of the votes entitled to be cast on the matter, excluding shares of beneficial interest owned by the acquiror, by officers or by trustees who are employees of the trust. "Control Shares" are voting shares of beneficial interest which, if aggregated with all other such shares of beneficial interest previously acquired by the acquiror, or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more of all voting power. Control Shares do not include shares the acquiring person is entitled to vote as result of having previously obtained shareholder approval. A "control share acquisition" means the acquisition of control shares, subject to certain exceptions.

     A person who has made or proposes to make a control share acquisition, upon satisfaction of certain conditions (including an undertaking to pay expenses), may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

     If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then, subject to certain conditions and limitations, the trust may redeem any or all of the control shares (except those for which voting rights have previously been approved) for fair value determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of such shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of such appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

     The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

     The Bylaws of the Company contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of the Company's Common or Preferred Shares. There can be no assurance that such provision will not be amended or eliminated at any time in the future.

Amendment

     The Declaration of Trust may be amended by the affirmative vote of the holders of at least a majority of all of the votes entitled to be cast on the matter; provided, that certain provisions of the Declaration of Trust regarding (i) disqualification of the company as a real estate investment trust, (ii) Independent Trustees or the removal of Trustees,
(iii) the restrictions on transfer of the Common Shares and the Preferred Shares, (iv) amendments to the Declaration of Trust,
(v) the Debt Limitation (as defined in "- Operations" below) and
(vi) the termination of the Company may not be amended, altered, changed or repealed without the approval of two-thirds of all of the votes entitled to be cast on the matter. The Company's Bylaws may be amended or altered exclusively by the Board of Trustees or a committee thereof, except for provision of the Bylaws relating to the sale of a certain Hotel and transactions involving the Company in which an advisor, Trustee or officer has an interest, which may be altered or repealed upon the vote of shareholders holding at least two-thirds of the shares of the Company entitled to vote generally in the election of Trustees.

Operations

     The Company is generally prohibited from engaging in certain activities, including incurring consolidated indebtedness, in the aggregate, in excess of the limit set forth in the Company's Declaration of Trust that limits consolidated indebtedness to 50% of the Company's investment in Hotels, at cost, after giving effect to the Company's use of proceeds from any indebtedness (the "Debt Limitation") and acquiring or holding property or engaging in any activity that would cause the Company to fail to qualify as a REIT.

Dissolution of the Company

     Pursuant to the Company's Declaration of Trust, the dissolution of the Company must be approved by the affirmative vote of two-thirds of all of the votes entitled to be cast on the matter.

Advance Notice of Trustees' Nominations and New Business

     The Bylaws of the Company provide that (a) with respect to an annual meeting of shareholders, nominations of persons for election to the Board of Trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to the Company's notice of the meeting, (ii) by the Board of Trustees or (iii) by a shareholder who is entitled to vote at the meeting and has complied with the advance notice procedures set forth in the Bylaws and (b) with respect to special meetings of Shareholders, only the business specified in the Company's notice of meeting may be brought before the meeting of shareholders and nominations of persons for election to the Board of Trustees may be made only (i) pursuant to the Company's notice of the meeting,
(ii) by the Board of Trustees or (iii) provided that the Board of Trustees has determined that Trustees shall be elected at such meeting, by a shareholder who is entitled to vote at the meeting and has complied with the advance notice provisions set forth in the Bylaws.

Anti-Takeover Effect of Certain Provisions of Maryland Law and the Declaration of Trust and Bylaws

     The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of Trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interest.

Maryland Asset Requirements

     To maintain its qualification as a Maryland real estate investment trust, the Maryland REIT Law requires 75% of the value of the Company's assets to be real estate assets, government securities, cash and cash items, including receivables. The Maryland REIT Law also prohibits the Company from using or applying land for farming, agricultural, horticultural or similar purposes.

Limitation of Liability and Indemnification

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, Trustee, or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from or against any claim or liability to which such person may become subject or which such person may incur by reason of such service. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity, (b) any individual who, while a shareholder, Trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity and (c) each shareholder or former shareholder for any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify any present or former shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,
(b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director of officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Other Matters

     The Common Shares trade on the New York Stock Exchange under the symbol "KPA."

                    SELLING SHAREHOLDER

     As described elsewhere herein, "Selling Shareholder" is that person who has received and may receive Common Shares upon redemption of Units and who is an affiliate of the Company. Persons who receive Redemption Shares upon redemption of Units and who are not now or at the time of redemption affiliates of the Company are not considered a "Selling Shareholder" because resale by them of any Redemption Shares received upon redemption of Redemption Units will not be restricted under the Securities Act. Because the Selling Shareholder may redeem all, some or none of his Redemption Units, and may receive, at the Company's option, cash rather than Common Shares upon such redemptions, no estimate can be made of the aggregate number of Secondary Shares which may be offered and sold by the Selling Shareholder pursuant to this Prospectus. The Selling Shareholder may transfer his Redemption Units to a transferee prior to tendering the Redemption Units for redemption. In the table below, the Selling Shareholder is assumed to have redeemed all of his Redemption Units and received Secondary Shares therefor, and to be selling all such Secondary Shares under this Prospectus. The table sets forth as of May 19, 1998, and as adjusted to reflect the sale of all the Secondary Shares, certain information regarding the Selling Shareholder's ownership of the shares of Common Stock.

                       Prior to Offering         After Offering

Selling          Shares     Secondary Shares
Shareholder      Owned(1)  Registered Hereunder  Shares Owned(2)

Rolf E. Ruhfus   869,697         95,554              774,143

----------------

(1) Selling Shareholder's holdings represent less than 1% of all outstanding Common Shares of the Company. Includes Units held by the Selling Shareholder, 7,500 Series A Preferred Shares, 5,172 restricted shares and 1,000 Common Shares issuable upon the exercise of vested options granted under the Company's Trustees Share Incentive Plan.
(2) Assuming all of the Secondary Shares registered hereunder are sold.

                     REDEMPTION OF UNITS

General

     Pursuant to the Redemption Rights, each Limited Partner holding Redemption Units may, subject to certain limitations, require that the Partnership redeem all or a portion of such Redemption Units at any time after June 20, 1998, by delivering a notice of exercise of redemption right to the Partnership. Upon redemption, each Limited Partner will receive, at the option of the General Partner, either (i) a number of Common Shares equal to the number of Redemption Units redeemed (subject to certain anti-dilution adjustments) or (ii) cash in an amount equal to the market value of the number of Common Shares he would have received pursuant to (i) above. The market value of the Common Shares for this purpose will be equal to the average of the closing trading prices of the Company's Common Shares (or substitute information, if no such closing price is available) generally for the ten consecutive trading days before the day on which the redemption notice was received by the Partnership.

     In lieu of the Partnership redeeming Redemption Units, the Company, in its sole discretion, has the right to assume directly and satisfy the redemption right of a Limited Partner described in the preceding paragraph. The Company anticipates that it generally will elect to assume directly and satisfy any redemption right exercised by a Limited Partner with respect to the Redemption Units through the issuance of Redemption Shares, whereupon the Company will acquire the Redemption Units being redeemed. Such an acquisition will be treated as a sale of the Redemption Units to the Company for federal income tax purposes. See "-Tax Consequences of Redemption." Upon redemption, a Limited Partner's right to receive distributions with respect to the Redemption Units redeemed will cease. A Limited Partner must request the redemption of at least 1,000 Redemption Units (or all of the Redemption Units held by such Limited Partner, if less than 1,000 are so held).

     EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF (A) THE REDEMPTION OF HIS UNITS AND OWNERSHIP OF HIS UNITS, (B) THE OWNERSHIP AND/OR SALE OF THE COMMON SHARES AND (C) THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH REDEMPTION, OWNERSHIP, SALE, AND ELECTION,AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Tax Consequences of Redemption

     The following discussion summarizes certain federal income tax considerations that may be relevant to a Limited Partner who exercises his right to require the redemption of his Units.

     Tax Treatment of Redemption of Units. If the Company assumes and performs the redemption obligation, the Partnership Agreement provides that the redemption will be treated by the Company, the Partnership, and the redeeming Limited Partner as a sale of Units by such Limited Partner to the Company at the time of such redemption. In that event, such sale will be fully taxable to the redeeming Limited Partner and such redeeming Limited Partner will be treated as realizing for tax purposes an amount equal to the sum of the cash or the value of the Common Shares received in connection with the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss is discussed more fully below.

     If the Company does not elect to assume the obligation to redeem a Limited Partner's Units and the Partnership redeems such Units for cash that the Company contributes to the Partnership to effect such redemption, the redemption likely would be treated for tax purposes in the same manner as the scenario described in the preceding paragraph (i.e., as a sale of such Units to the Company in a fully taxable transaction), although the matter is not free from doubt. In that event, the redeeming Partner would be treated as realizing an amount equal to the sum of the cash received in connection with the redemption plus the amount of any Partnership liabilities allocable to the redeemed Units at the time of the redemption. The determination of the amount of gain or loss in the event of sale treatment is discussed more fully below.

     If the Partnership chooses to redeem a Limited Partner's Units for cash that is not contributed by the Company to effect the redemption, such transaction would be treated as a redemption for federal income tax purposes. In that event, the tax consequences would be the same as those described in the previous paragraph, except that if the Partnership redeems less than all of a Limited Partner's Units, the Limited Partner would not be permitted to recognize any loss occurring on the transaction and would recognize taxable gain only to the extent that the cash, plus the amount of any Partnership liabilities allocable to the redeemed Units, exceeded the Limited Partner's adjusted basis in all of such Limited Partner's Units immediately before the redemption.

     Tax Treatment of Disposition of Units by Limited Partner Generally. If a Unit is redeemed in a manner that is treated as a sale of the Unit, or a Limited Partner otherwise disposes of a Unit (other than in a transaction that is treated as a redemption for tax purposes, such as a transaction described in the preceding paragraph), the determination of gain or loss from such sale or other disposition will be based on the difference between the amount considered realized for tax purposes and the tax basis in such Unit. See "-Basis of Units." Upon the sale of a Unit, the "amount realized" will be measured by the sum of the cash and fair market value of other property (e.g., Common Shares) received plus the amount of any Partnership liabilities allocable to the Unit sold. To the extent that the amount of cash or property received plus the allocable share of any Partnership liabilities exceeds the Limited Partner's basis in the Unit disposed of, such Limited Partner will recognize gain. It is possible that the amount of gain recognized or even the tax liability resulting from such gain could exceed the amount of cash and the value of any other property received upon such disposition.

     Except as described below, any gain recognized upon a sale or other disposition of Units will be treated as gain attributable to the sale or disposition of a capital asset. To the extent, however, that the amount realized upon the sale of a Unit attributable to a Limited Partner's share of "unrealized receivables" of the Partnership (as defined in Section 751 of the Code) exceeds the basis attributable to those assets, such excess will be treated as ordinary income. Unrealized receivables include, to the extent not previously included in Partnership income, any rights to payment for services rendered or to be rendered. Unrealized receivables also include amounts that would be subject to recapture as ordinary income if the Partnership had sold its assets at their fair market value at the time of the transfer of a Unit (e.g., the excess of accelerated depreciation over straight line depreciation).

     Basis of Units. In general, a Limited Partner who contributed property to the Partnership in exchange for his Units had an initial tax basis in his Units ("Initial Basis") equal to his basis in the contributed property. In general, a Limited Partner who was deemed at the time of the transactions resulting in the issuance of the Units to have received his Units upon the contribution of property by the partnership in which such Limited Partner was a partner, followed by the liquidation of such partnership, had an Initial Basis equal to his basis in his partnership interest at the time of such liquidation. Similarly, in general, a Limited Partner who at the time of the transactions resulting in the issuance of the Units contributed a partnership interest in exchange for his Units had an Initial Basis in the Units equal to his basis in the contributed partnership interest. A Limited Partner's Initial Basis in his Units generally is increased by (i) such Limited Partner's share of Partnership taxable income and (ii) increases in his share of liabilities of the Partnership (including any increase in his share of liabilities occurring in connection with the transactions resulting in the issuance of the Units). Generally, such Limited Partner's basis in his Units is decreased (but not below zero) by
(A) his share of Partnership distributions, (B) decreases in his share of liabilities of the Partnership (including any decrease in his share of liabilities of the Partnership occurring in connection with the transactions resulting in the issuance of the Units), (C) his share of losses of the Partnership and (D) his share of nondeductible expenditures of the Partnership that are not chargeable to capital (e.g., syndication expenses).

     Potential Application of Disguised Sale Regulations to a Redemption of Units. There is a risk that a redemption of Units may cause the original transfer of property to the Partnership in exchange for Units to be treated as a "disguised sale" of property. The Code and the Treasury Regulations thereunder (the "Disguised Sale Regulations") generally provide that, unless one of the prescribed exceptions is applicable, a partner's contribution of property to a partnership and a simultaneous or subsequent transfer of money or other consideration (including the assumption of or taking subject to a liability but excluding distributions of operating income) from the partnership to the partner will be presumed to be a sale, in whole or in part, of such property by the partner to the partnership. Further, the Disguised Sale Regulations provide generally that, in the absence of an applicable exception, if money or other consideration is transferred by a partnership to a partner within two years of the partner's contribution of property, the transactions are, when viewed together, presumed to be a sale of the contributed property unless the facts and circumstances clearly establish that the transfers do not constitute a sale. However, if, at the time of the transaction resulting in the issuance of Units to a Limited Partner, such Limited Partner did not intend to redeem such Units within two years of such issuance, the transfers of property should not be viewed as a sale of the contributed property to the Partnership even if the Units are redeemed within two years of issuance. In addition, the Disguised Sale Regulations provide that if two years have passed between the transfer of money or other consideration and the contribution of property, the transactions will be presumed not to be a sale unless the facts and circumstances clearly establish that the transfers constitute a sale.

     Accordingly, if a Unit is redeemed, the Service could contend that the Disguised Sale Regulations apply because the Limited Partner will thus receive cash or Common Shares subsequent to his previous contribution of property to the Partnership. In that event, the Service could contend that the transactions in connection with the issuance of the Units themselves were taxable as a disguised sale under the Disguised Sale Regulations. Any gain recognized thereby may be eligible for installment reporting under Section 453 of the Code, subject to certain limitations.

Comparison of Ownership of Units and Common Shares

     Generally, the nature of an investment in Common Shares of the Company is substantially equivalent economically to an investment in Units in the Partnership. Since the Partnership makes distributions to its partners on a per Unit basis and the Company, through a wholly-owned subsidiary of the Company, owns one Unit for each outstanding Common Share, a holder of a Common Share generally receives the same distribution that a holder of a Common Unit receives, and shareholders and Unit holders generally share in the risks and rewards of ownership in the enterprise being conducted by the Company (through the General Partner and the Partnership). However, there are some differences between ownership of Units and ownership of Common Shares, some of which may be material to investors.

     The information below highlights a number of the significant differences between the Partnership and the Company relating to, among other things, form of organization, permitted investments, policies and restrictions, management structure, compensation and fees, investor rights and federal income taxation, and compares certain legal rights associated with the ownership of Units and Common Shares, respectively. These comparisons are intended to assist Limited Partners of the Partnership in understanding how their investment will be changed if their Units are redeemed for Common Shares.

     EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF (A) THE REDEMPTION OF HIS UNITS AND OWNERSHIP OF HIS UNITS, (B) THE OWNERSHIP AND/OR SALE OF THE COMMON SHARES AND (C) THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH REDEMPTION, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

     Form of Organization and Assets Owned. The Partnership is organized as a Virginia limited partnership. The Company is organized as a Maryland REIT. The Company elected to be taxed as a REIT under the Code commencing with its taxable year ended December 31, 1994 and intends to maintain its qualification as a REIT. The Company owns an interest in the Hotels through the approximately 82.7% ownership interest in the Partnership held by the General Partner.

     Length of Investment. The Partnership has a stated termination date of December 31, 2050, although it may be terminated earlier under certain circumstances. See "The
Company-The Partnership" and "Description of the Partnership and Units-Term." The Company has a perpetual term and intends to continue its operations for an indefinite time period.

     Purpose and Permitted Investments. The Partnership may, subject to the foregoing limitations, invest in or enter into partnerships, joint ventures or similar arrangements and may own interests in any other entity. Under the Declaration of Trust, the purpose of the Company is generally to invest in, acquire, hold, merge and dispose of property, including engaging in business as a REIT under the Maryland REIT Law. Under its Declaration of Trust, the Company may engage in any activities not inconsistent with law.

     Additional Equity. The Partnership is authorized to issue Units and other partnership interests to the partners or to other persons for such consideration and on such terms and conditions as the General Partner, in its sole discretion, may deem appropriate. In addition, the General Partner may cause the Partnership to issue additional Units to the General Partner, or other partnership interests in one or more different series or classes which may be senior to the Units, in conjunction with the offering of securities of the Company having substantially similar rights, for which the General Partner shall make a capital contribution to the Partnership in an amount equal to the proceeds of such offering. Consideration for additional partnership interests may be cash or other property or other assets permitted by Virginia law.

     Under the Declaration of Trust, the total number of shares of all classes of stock that the Company has the authority to issue is 120,000,000, consisting of 100,000,000 Common Shares and 20,000,000 Preferred Shares. 4,250,000 Preferred Shares are outstanding or will be outstanding as of the date of this Prospectus. The Board of Trustees of the Company may issue, in its discretion, additional equity securities consisting of Common Shares or Preferred Shares, provided, however, that the total number of shares issued does not exceed the authorized number of shares of beneficial interest set forth in the Company's Declaration of Trust.

     Borrowing Policies. The Company's Declaration of Trust limits consolidated indebtedness to 50% of the Company's investment in hotel properties, at cost, after giving effect to the Company's use of proceeds from any indebtedness. For purposes of calculating the Company's consolidated indebtedness, any indebtedness incurred by the Partnership is included.

     Other Investment Restrictions. Other than restrictions precluding investments by the Partnership that would adversely affect the qualification of the Company as a REIT, there are no restrictions upon the Partnership's authority to enter into certain transactions, including among others, making investments, lending Partnership funds, or reinvesting the Partnership's cash flow and net sale or refinancing proceeds.

     Neither the Company's Declaration of Trust nor its Bylaws impose any restrictions upon the types of investments made by the Company, except that under the Declaration of Trust the Board of Trustees is prohibited from taking any action that would terminate the Company's REIT status without the approval of the holders of two-thirds of the outstanding Common Shares.

     Management and Control. All management and control over the business of the Partnership is vested in the General Partner of the Partnership, and no Limited Partner of the Partnership has any right to participate in or exercise management or control over the business of the Partnership. Upon the occurrence of an event of bankruptcy or the dissolution of the General Partner, such General Partner shall be deemed to be removed automatically; otherwise, generally the General Partner may not be removed by the Limited Partners with or without cause.

     The Board of Trustees has exclusive control over the Company's business and affairs subject to the restrictions in the Declaration of Trust and Bylaws. The policies adopted by the Board of Trustees may be altered or eliminated without a vote of the shareholders. Accordingly, except for their vote in the elections or removals of trustees, shareholders have no control over the ordinary business policies of the Company. The Board of Trustees cannot take action to disqualify the Company as a REIT or revoke the Company's election to qualify as a REIT, however, without the consent of the holders of two-thirds of the outstanding Common Shares. See "Description of Shares of Beneficial Interest-Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws"

     Fiduciary Duties. Under Virginia law, the General Partner of the Partnership is accountable to the Partnership as a fiduciary and, consequently, is required to exercise good faith in all of its dealings with respect to partnership affairs. However, under the Partnership Agreement, the General Partner is under no obligation to take into account the tax consequences to any Limited Partner of any action taken by it, and the General Partner will have no liability to a Limited Partner as a result of any liabilities or damages incurred or suffered by or benefits not derived by a Limited Partner as a result of an action or inaction of the General Partner so long as the General Partner acted in good faith.

     Under Maryland law, the Company's trustees must perform their duties in good faith, in a manner that they believe to be in the best interests of the Company and with the care an ordinarily prudent person would exercise under similar circumstances. Trustees of the Company who act in such a manner generally will not be liable to the Company for monetary damages arising from their activities.

     Management Limitation of Liability and Indemnification. The Partnership Agreement generally provides that the General Partner will incur no liability for monetary damages to the Partnership or any Limited Partner for losses sustained or liabilities incurred as a result of errors in judgment or of any act or omission if the General Partner acted in good faith. In addition, the General Partner is not responsible for any misconduct or negligence on the part of its agents provided the General Partner appointed such agents in good faith. The General Partner may consult with legal counsel, accountants, consultants, real estate brokers and such other persons and any action it takes or omits to take in reliance upon the opinion of such persons, as to matters which the General Partner reasonably believes to be within their professional or expert competence, shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion. The Partnership Agreement also provides for indemnification of the General Partner, the directors and officers of the General Partner, and such other persons as the General Partner may from time to time designate, against any and all losses, claims, damages, liabilities (joint or several), expenses (including reasonable legal fees and expenses), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, that relate to the operations of the Partnership in which such person may be involved, or is threatened to be involved, provided that the Partnership shall not indemnify any such person (i) for an act or omission of such person that was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty, (ii) such person actually received an improper benefit in money, property or services or (iii) in the case of any criminal proceeding, such person had reasonable cause to believe that the act or omission was unlawful.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its declaration of trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by Maryland law.

     The Declaration of Trust of the Company obligates the Company, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former shareholder, Trustee, or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer, partner, employee or agent of such a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise from or against any claim or liability to which such person may become subject or which such person may incur by reason of such service. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity, (b) any individual who, while a shareholder, Trustee or officer of the Company and at the request of the Company, serves or has served another corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity and (c) each shareholder or former shareholder for any claim or liability to which he may become subject by reason of such status. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify any present or former shareholder, trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     The Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty,
(b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the director of officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

     Anti-Takeover Provisions. Except in limited circumstances, the General Partner of the Partnership has exclusive management power over the business and affairs of the Partnership. The General Partner generally may not be removed by the Limited Partners with or without cause. Under the Partnership Agreement, the General Partner may, in its sole discretion, prevent a Limited Partner from transferring his interest or any rights as a Limited Partner except in certain limited circumstances. The General Partner may exercise this right of approval to deter, delay or hamper attempts by persons to acquire a controlling interest in the Partnership. See "Description of Units."

     The business combination provisions and, if the applicable provision in the Bylaws is rescinded, the control share acquisition provisions of the MGCL, the provisions of the Declaration of Trust on classification of the Board of Trustees and removal of Trustees and the advance notice provisions of the Bylaws could delay, defer or prevent a transaction or a change in the control of the Company that might involve a premium price for holders of Common Shares or otherwise be in their best interests. See "Description of Shares of Beneficial Interest-Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws."

     Voting Rights. Under the Partnership Agreement, the Limited Partners have voting rights only as to the dissolution of the Partnership and certain amendments of the Partnership Agreement, as described more fully in " - Vote Required to Dissolve the Partnership or the Company" below. Otherwise, all decisions relating to the operation and management of the Partnership are made by the General Partner. See "Description of Partnership and Units." The Company, through a wholly-owned subsidiary, currently owns approximately 82% of the outstanding Units. As Units held by Limited Partners are redeemed, the Company's percentage ownership of the Units will increase. If additional Units are issued to third parties, the Company's percentage ownership of the Units will decrease.

     Shareholders of the Company have the right to vote on, among other things, a merger or sale of substantially all of the assets of the Company, certain amendments to the Declaration of Trust, termination of the status of the Company as a REIT, and dissolution of the Company. All Common Shares have one vote per share, and the Declaration of Trust permits the Board of Trustees to classify and issue Preferred Shares in one or more series having voting power which may differ from that of the Common Shares. See "Description of Shares of Beneficial Interest."

     Amendment of the Partnership Agreement or the Declaration of Trust. The Partnership Agreement may be amended by the General Partner without the consent of the Limited Partners in any respect, except that certain amendments affecting the fundamental rights of a Limited Partner must be approved by consent of Limited Partners holding more than 66 2/3% of the Units held by the Limited Partners. Such consent is required for any amendment that would (i) affect the Redemption Rights, (ii) adversely affect the rights of Limited Partners to receive distributions payable to them under the Partnership Agreement, (iii) alter the Partnership's profit and loss allocations, or (iv) impose any obligation upon the Limited Partners to make additional capital contributions to the Partnership.

     For a description of the vote of shareholders required to amend the Company's Declaration of Trust, see "Description of Shares of Beneficial Interest - Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws Amendment."

     Vote Required to Dissolve the Partnership or the Company.
At any time prior to December 31, 2050 (upon which date the Partnership shall terminate), the General Partner may elect to dissolve the Partnership in its sole discretion. Such dissolution shall also occur upon (i) the bankruptcy, dissolution or withdrawal of the General Partner (unless the Limited Partners elect to continue the Partnership and select a substitute general partner by unanimous consent), (ii) the passage of 90 days after the sale or other disposition of all or substantially all the assets of the Partnership or (iii) the redemption of all limited partnership interests in the Partnership (other than those held by the General Partner, if any).

     Pursuant to the Company's Declaration of Trust, the Board of Trustees must obtain approval of two-thirds of all of the votes entitled to be cast upon such proposal in order to dissolve the Company.

     Vote Required to Sell Assets or Merge. Under the Partnership Agreement, the sale, exchange, transfer or other disposition of all or substantially all of the Partnership's assets or merger or consolidation of the Partnership requires only the consent of the General Partner. Pursuant to the Maryland REIT Law, a real estate investment trust generally cannot merge, unless approved by its board of trustees and the affirmative vote or written consent of shareholders holding at least two-thirds of the shares entitled to vote on the matter unless a lesser percentage (but not less than a majority of all of the votes entitled to be case on the matter) is set forth in the real estate investment trust's declaration of trust. The Company's Declaration of Trust does not provide for a lesser percentage in such situations. Under the Declaration of Trust, Board of Trustees approval and such two-thirds affirmative vote of the Company's shareholders is required for any proposed merger or consolidation of the Company or for the sale, lease, exchange or transfer of substantially all of the Company's assets. No approval of the shareholders is required for the sale of the Company's assets in the usual and regular course of business.

     Compensation, Fees and Distributions. The General Partner does not receive any compensation for its services as General Partner of the Partnership. As a partner in the Partnership, however, the General Partner has the same right to allocations and distributions as other partners of the Partnership. In addition, the Partnership will reimburse the General Partner and the Company for all expenses incurred relating to the ongoing operation of the Partnership and any offering of partnership interests in the Partnership or capital shares of the Company.

     Liability of Investors. Under the Partnership Agreement and applicable state law, the liability of the Limited Partners for the Partnership's debts and obligations is generally limited to the amount of their investment in the Partnership and Limited Partners are generally not liable for any debts, liabilities, contracts or obligations of the Partnership.

     Under Maryland law, the Company's shareholders are not personally liable for the debts or obligations of the Company.

     Nature of Investments. The Common Units constitute equity interests entitling each Limited Partner to his pro rata share of cash distributions made to the Limited Partners of the Partnership. The Partnership generally intends to retain and reinvest proceeds of the sale of property or excess refinancing proceeds in its business.

     The Common Shares constitute equity interests in the Company. The Company is entitled to receive its pro rata shares of distributions made by the Partnership with respect to the Common Units, and each shareholder will be entitled to his pro rata share of any dividends or distributions paid with respect to the Common Shares. The dividends payable to the shareholders are not fixed in amount and are only paid if, when and as declared by the Board of Trustees. In order to qualify as a REIT, the Company must distribute at least 95% of its taxable income (excluding capital gains), and any taxable income (including capital gains) not distributed will be subject to corporate income tax.

     Potential Dilution of Rights. The General Partner of the Partnership is authorized, in its sole discretion and without the consent of the Limited Partners, to cause the Partnership to issue additional limited partnership interests and other equity securities for any partnership purpose at any time to the Limited Partners or to other persons on terms and conditions established by the General Partner.

     The Board of Trustees of the Company may issue, in its discretion, additional Common Shares and may have the authority to issue from the authorized capital stock a variety of other equity securities of the Company with such powers, preferences and rights as the Board of Trustees may designate at the time. The issuance of additional Common Shares or other equity securities may result in the dilution of the interests of the shareholders.

     Liquidity. Subject to certain exceptions, a Limited Partner may not transfer all or any portion of his Units without (i) obtaining the prior written consent of the General Partner, which consent may be withheld in the sole and absolute discretion of the General Partner, and (ii) meeting certain other requirements set forth in the Partnership Agreement. Notwithstanding the foregoing, subject to certain restrictions and more expansive rights in certain cases, a Limited Partner may transfer his Units to (i) an immediate family member (defined in the Partnership Agreement as an individual Limited Partner's spouse, children and grandchildren) of an individual Limited Partner or any trust in which the individual Limited Partner or his immediate family members own, collectively, 100% of the beneficial interests or
(ii) for a corporation or other business entity to any of such Limited Partner's affiliates, subsidiaries or any successor-in interest of such Limited Partner, provided that, in either case, such transferee is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act. Limited Partners should expect to hold their Units until they redeem them for cash or Common Shares, or until the Partnership terminates. The right of a transferee in a donative transfer to become a substituted Limited Partner also is subject to the consent of the General Partner, which consent may be withheld in its sole and absolute discretion. If the General Partner does not consent to the admission of a transferee in a donative transfer, the transferee will succeed to all economic rights and benefits attributable to such Units (including the right of redemption) but will not become a Limited Partner or possess any other rights of Limited Partners (including the right to vote on or consent to actions of the Partnership). The General Partner may require, as a condition of any transfer, that the transferring Limited Partner assume all costs incurred by the Partnership in connection with such transfer.

     The Common Shares are listed on the New York Stock Exchange under the symbol "KPA." The breadth and strength of the secondary market for the Common Shares at any time depends on, among other things, upon the number of shares outstanding, the Company's financial results and prospects, the general interest in the Company's and other real estate investments, and the Company's dividend yield compared to that of other debt and equity securities.

     Federal Income Taxation. The Partnership is not subject to federal income taxes. Instead, each holder of Units includes its allocable share of the Partnership's taxable income or loss in determining its federal income tax liability. The maximum federal income tax rate for noncorporate taxpayers is 39.6%. Income and loss from the Partnership generally is subject to the "passive activity" limitations. Under the "passive activity" rules, income and loss from the Partnership that is considered "passive" income or loss generally can be offset only against income and loss (including passive loss carry-forwards from prior years) from other investments that constitute "passive activities" (unless the Partnership is considered a "publicly traded partnership," in which case income and loss from the Partnership can only be offset against other income and loss from the Partnership). Income of the Partnership, however, that is attributable to dividends or interest does not qualify as passive income and cannot be offset with losses and deductions from a "passive activity." Cash distributions from the Partnership are not taxable to a holder of Units except to the extent they exceed such holder's basis in its interest in the Partnership (which will include such holder's allocable share of the Partnership's debt). See "-Basis of Units." Moreover, a holder of Units must include its allocable share of the Partnership's income and loss in income for its taxable year ending with or within the Partnership's taxable year, whether or not such holder receives distributions from the Partnership. Each year, holders of Units will receive a Schedule K-1 tax form containing detailed tax information for inclusion in preparing their federal income tax returns. Holders of Units are required in some cases, to file state income tax returns and/or pay state income taxes in the states in which the Partnership owns property, even if they are not residents of those states, and in some such states (including Virginia) the Partnership is required to remit a withholding tax with respect to such nonresidents.

     The Company elected to be taxed as a REIT effective for its taxable year ending December 31, 1994. So long as it qualifies as a REIT, the Company will be permitted to deduct distributions paid to its shareholders, which effectively will reduce (or eliminate) the "double taxation" that typically results when a corporation earns income and distributes that income to its shareholders in the form of dividends. A REIT, however, is subject to federal income tax on taxable income that is not distributed and also may be subject to federal income and excise taxes in certain circumstances. The maximum federal income tax rate for corporations currently is 35% and for noncorporate taxpayers is 39.6%. Dividends paid by the Company will be treated as "portfolio" income and cannot be offset with losses from "passive activities." Distributions made by the Company to its taxable domestic shareholders out of current or accumulated earnings and profits will be taken into account by them as ordinary income. Distributions that are designated as capital gain dividends generally will be taxed as long-term capital gain, subject to certain limitations. Distributions in excess of current or accumulated earnings and profits will be treated as a non-taxable return of basis to the extent of a shareholder's adjusted basis in its Common Shares, with the excess taxed as capital gain. Each year, shareholders of the Company (other than certain types of institutional investors) will receive IRS Form 1099, which is used by corporations to report dividends paid to their shareholders. Shareholders who are individuals generally should not be required to file state income tax returns and/or pay state income taxes outside of their state of residence with respect to the Company's operations and distributions. The Company may be required to pay state income taxes in certain states.

                FEDERAL INCOME TAX CONSIDERATIONS

     The following summary of material federal income tax considerations that may be relevant to a prospective holder of the Common Shares is based on current law, is for general information only, and is not tax advice. The discussion contained herein does not address all aspects of taxation that may be relevant to particular shareholders in light of their personal investment or tax circumstances, or to certain types of shareholders (including insurance companies, tax-exempt organizations (except as described below), financial institutions or broker-dealers, foreign corporations, and persons who are not citizens or residents of the United States (except as described below)) subject to special treatment under the federal income tax laws.

     The statements in this discussion are based on current provisions of the Code, existing, temporary, and currently proposed Treasury Regulations promulgated under the Code, the legislative history of the Code, existing administrative rulings and practices of the Service, and judicial decisions. No assurance can be given that future legislative, judicial, or administrative actions or decisions, which may be retroactive in effect, will not affect the accuracy of any statements in this Prospectus with respect to the transactions entered into or contemplated prior to the effective date of such changes.

     EACH LIMITED PARTNER SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES TO HIM OF (A) THE REDEMPTION OF HIS UNITS AND OWNERSHIP OF HIS UNITS, (B) THE OWNERSHIP AND/OR SALE OF THE COMMON SHARES AND (C) THE COMPANY'S ELECTION TO BE TAXED AS A REIT, INCLUDING THE STATE, LOCAL, FOREIGN, AND OTHER TAX CONSEQUENCES OF SUCH REDEMPTION, OWNERSHIP, SALE, AND ELECTION, AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

Taxation of the Company

     The Company elected to be taxed as a REIT under sections 856 through 860 of the Code, effective for its short taxable year ended December 31, 1994. The Company believes that, commencing with such taxable year, it has been organized and has operated in such a manner as to qualify for taxation as a REIT under the Code, and the Company intends to continue to operate in such a manner, but no assurance can be given that the Company will operate in a manner so as to qualify or remain qualified as a REIT.

     The sections of the Code relating to qualification and operation as a REIT are highly technical and complex. The following discussion sets forth the material aspects of the Code sections that govern the federal income tax treatment of a REIT and its shareholders. The discussion is qualified in its entirety by the applicable Code provisions, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all of which are subject to change prospectively or retrospectively.

     If the Company qualifies for taxation as a REIT, it generally will not be subject to federal corporate income tax on its net income that is distributed currently to its shareholders. That treatment substantially eliminates the "double taxation" (i.e., taxation at both the corporate and shareholder levels) that generally results from an investment in a corporation. However, the Company will be subject to federal income tax in the following circumstances. First, the Company will be taxed at regular corporate rates on any undistributed REIT taxable income, including undistributed net capital gains. Second, under certain circumstances, the Company may be subject to the "alternative minimum tax" on its undistributed items of tax preference.
Third, if the Company has (i) net income from the sale or other disposition of "foreclosure property" that is held primarily for sale to customers in the ordinary course of business or (ii) other nonqualifying income from foreclosure property, it will be subject to tax at the highest corporate rate on such income. Fourth, if the Company has net income from prohibited transactions (which are, in general, certain sales or other dispositions of property (other than foreclosure property) held primarily for sale to customers in the ordinary course of business), such income will be subject to a 100% tax. Fifth, if the Company should fail to satisfy the 75% gross income test or the 95% gross income test (as discussed below), and has nonetheless maintained its qualification as a REIT because certain other requirements have been met, it will be subject to a 100% tax on (i) the gross income attributable to the greater of the amount by which the Company fails the 75% or 95% gross income test multiplied by (ii) a fraction intended to reflect the Company's profitability. Sixth, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain net income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% excise tax on the excess of such required distribution over the amounts actually distributed. Seventh, the Company may elect to retain and pay income tax on its long-term capital gains. Finally, if the Company acquires any asset from a C corporation (i.e., a corporation generally subject to full corporate-level tax) in a transaction in which the basis of the asset in the Company's hands is determined by reference to the basis of the asset (or any other asset) in the hands of the C corporation and the Company recognizes gain on the disposition of such asset during the 10-year period beginning on the date on which such asset was acquired by the Company, then to the extent of such asset's "built-in gain" (i.e., the excess of the fair market value of such asset at the time of acquisition by the Company over the adjusted basis in such asset at such time), such gain will be subject to tax at the highest regular corporate rate applicable (as provided in Treasury Regulations that have not yet been promulgated). The results described above with respect to the recognition of "built-in gain" assume that the Company would make an election pursuant to IRS Notice 88-19 if it were to make any such acquisition.

Requirements for Qualification

     The Code defines a REIT as a corporation, trust or association (i) that is managed by one or more trustees or directors; (ii) the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest; (iii) that would be taxable as a domestic corporation, but for sections 856 through 860 of the Code; (iv) that is neither a financial institution nor an insurance company subject to certain provisions of the Code; (v) the beneficial ownership of which is held by 100 or more persons; (vi) not more than 50% in value of the outstanding stock of which is owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of each taxable year (the "5/50 Rule"); (vii) that makes an election to be a REIT (or has made such election for a previous taxable year) and satisfies all relevant filing and other administrative requirements established by the Service that must be met in order to elect and to maintain REIT status; (viii) that uses a calendar year for federal income tax purposes and complies with the recordkeeping requirements of the Code and Treasury Regulations promulgated thereunder; and (ix) that meets certain other tests, described below, regarding the nature of its income and assets. The Code provides that conditions (i) to (iv), inclusive, must be met during the entire taxable year and that condition (v) must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months. Conditions (v) and (vi) will not apply until after the first taxable year for which an election is made by the Company to be taxed as a REIT. Beginning with its 1998 taxable year, if the Company complies with the requirements for ascertaining the ownership of its outstanding shares of beneficial interest and does not know or have reason to know that it has violated the 5/50 Rule, it will be deemed to satisfy the 5/50 Rule for the taxable year. The Company believes that it has issued sufficient Common Shares with sufficient diversity of ownership to allow it to satisfy requirements (v) and (vi). In addition, the Company's Declaration of Trust provides for restrictions regarding transfer of the Common Shares that are intended to assist the Company in continuing to satisfy the share ownership requirements described in (v) and (vi) above. Such transfer restrictions are described in "Description of Shares of Beneficial Interest - Certain Provisions of Maryland Law and of the Company's Declaration of Trust and Bylaws - Restrictions on Transfer."

     For purposes of determining share ownership under the 5/50 Rule, a supplemental unemployment compensation benefits plan, a private foundation, or a portion of a trust permanently set aside or used exclusively for charitable purposes generally is considered an individual. A trust that is a qualified trust under Code section 401(a), however, generally is not considered an individual and the beneficiaries of such trust are treated as holding shares of a REIT in proportion to their actuarial interests in such trust for purposes of the 5/50 Rule.

     The Company currently has thirteen corporate subsidiaries and may have additional corporate subsidiaries in the future. Code section 856(i) provides that a corporation that is a "qualified REIT subsidiary" shall not be treated as a separate corporation, and all assets, liabilities, and items of income, deduction, and credit of a "qualified REIT subsidiary" shall be treated as assets, liabilities, and items of income, deduction, and credit of the REIT. A "qualified REIT subsidiary" is a corporation, all of the capital stock of which is owned by the REIT. Thus, in applying the requirements described herein, any "qualified REIT subsidiaries" acquired or formed by the Company will be ignored, and all assets, liabilities, and items of income, deduction, and credit of such subsidiaries will be treated as assets, liabilities and items of income, deduction, and credit of the Company. The Company's current subsidiaries are "qualified REIT subsidiaries."

     In the case of a REIT that is a partner in a partnership, Treasury Regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the gross income of the partnership attributable to such share. In addition, the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of section 856 of the Code, including satisfying the gross income and asset tests described below. Thus, the Company's proportionate share of the assets, liabilities, and items of income of the Partnership and its subsidiary partnerships (the "Subsidiary Partnerships") will be treated as assets and gross income of the Company for purposes of applying the requirements described herein.

Income Tests

     In order for the Company to maintain its qualification as a REIT, there are two requirements relating to the Company's gross income that must be satisfied annually. First, at least 75% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must consist of defined types of income derived directly or indirectly from investments relating to real property or mortgages on real property (including "rents from real property" and, in certain circumstances, interest) or temporary investment income. Second, at least 95% of the Company's gross income (excluding gross income from prohibited transactions) for each taxable year must be derived from such real property or temporary investments, and from dividends, other types of interest, and gain from the sale or disposition of stock or securities, or from any combination of the foregoing. The specific application of these tests to the Company is discussed below.

     Rents received by the Company will qualify as "rents from real property" in satisfying the gross income requirements for a REIT described above only if several conditions are met. First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "rents from real property" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Second, the Code provides that rents received from a tenant will not qualify as "rents from real property" in satisfying the gross income tests if the Company, or an owner of 10% or more of the Company, actually or constructively owns 10% or more of such tenant (a "Related Party Tenant"). Third, if rent attributable to personal property, leased in connection with a lease of real property, is greater than 15% of the total rent received under the lease, then the portion of rent attributable to such personal property will not qualify as "rents from real property." Finally, for rents received to qualify as "rents from real property," the Company generally must not operate or manage the property or furnish or render services to the tenants of such property, other than through an "independent contractor" who is adequately compensated and from whom the Company derives no revenue. The "independent contractor" requirement, however, does not apply to the extent the services provided by the Company are "usually or customarily rendered" in connection with the rental of space for occupancy only and are not otherwise considered "rendered to the occupant." In addition, the Company may furnish or render "noncustomary services" to the tenants of a Hotel other than through an independent contractor as long as the amount the Company receives with respect to such services does not exceed 1% of its total receipts from the Hotel. For that purpose, the amount attributable to the Company's services will be at least equal to 150% of the Company's cost of providing the services.

     Pursuant to the Percentage Leases, the Lessees lease from the Partnership and the Subsidiary Partnerships the land, buildings, improvements, furnishings, and equipment comprising the Hotels for periods ranging from ten to thirteen years. The Percentage Leases provide that the Lessees are obligated to pay to the Partnership or the applicable Subsidiary Partnership (i) the greater of a fixed rent (the "Base Rent") or a percentage rent (the "Percentage Rent") (collectively, the "Rents") and (ii) certain other amounts, including interest accrued on any late payments or charges (the "Additional Charges"). The Percentage Rent is calculated by multiplying fixed percentages by the gross room revenues for each of the Hotels. The Base Rent accrues and is required to be paid monthly and the Percentage Rent (if any) accrues and is required to be paid either monthly or quarterly, depending on the hotel.

     In order for the Base Rent, the Percentage Rent, and the Additional Charges to constitute "rents from real property," the Percentage Leases must be respected as true leases for federal income tax purposes and not treated as service contracts, joint ventures or some other type of arrangement. The determination of whether the Percentage Leases are true leases depends on an analysis of all the surrounding facts and circumstances. In making such a determination, courts have considered a variety of factors, including the following: (i) the intent of the parties,
(ii) the form of the agreement, (iii) the degree of control over the property that is retained by the property owner (e.g., whether the lessee has substantial control over the operation of the property or whether the lessee was required simply to use its best efforts to perform its obligations under the agreement), and
(iv) the extent to which the property owner retains the risk of loss with respect to the property (e.g., whether the lessee bears the risk of increases in operating expenses or the risk of damage to the property).

     In addition, Code section 7701(e) provides that a contract that purports to be a service contract (or a partnership agreement) is treated instead as a lease of property if the contract is properly treated as such, taking into account all relevant factors, including whether or not: (i) the service recipient is in physical possession of the property, (ii) the service recipient controls the property, (iii) the service recipient has a significant economic or possessory interest in the property (e.g., the property's use is likely to be dedicated to the service recipient for a substantial portion of the useful life of the property, the recipient shares the risk that the property will decline in value, the recipient shares in any appreciation in the value of the property, the recipient shares in savings in the property's operating costs, or the recipient bears the risk of damage to or loss of the property), (iv) the service provider does not bear any risk of substantially diminished receipts or substantially increased expenditures if there is nonperformance under the contract, (v) the service provider does not use the property concurrently to provide significant services to entities unrelated to the service recipient, and (vi) the total contract price does not substantially exceed the rental value of the property for the contract period. Since the determination of whether a service contract should be treated as a lease is inherently factual, the presence or absence of any single factor may not be dispositive in every case.

     If the Percentage Leases are recharacterized as service contracts or partnership agreements, rather than true leases, part or all of the payments that the Partnership or the Subsidiary Partnerships receives from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income tests and, as a result, would lose its REIT status.

     Based on the following facts, the Company believes that the Percentage Leases will be treated as true leases for federal income tax purposes: (i) the Partnership or Subsidiary Partnership, as applicable, and the Lessees intend for their relationship to be that of a lessor and lessee and such relationship is documented by lease agreements, (ii) the Lessees have the right to the exclusive possession, use, and quiet enjoyment of the Hotels during the term of the Percentage Leases,
(iii) the Lessees bear the cost of, and are responsible for, day to-day maintenance and repair of the Hotels, other than the cost of certain capital improvements, and dictate how the Hotels are operated, maintained, and improved, (iv) the Lessees bear all of the costs and expenses of operating the Hotels (including the cost of any inventory used in their operation) during the term of the Percentage Leases (other than real estate and personal property taxes, ground lease rent (where applicable), property and casualty insurance premiums, the cost of certain furniture, fixtures, and equipment, and certain capital expenditures), (v) the Lessees benefit from any savings in the costs of operating the Hotels during the term of the Percentage Leases, (vi) in the event of damage to or destruction of a Hotel, the Lessees are at economic risk because they are obligated either (A) to restore the property to its prior condition, in which event they will bear all costs of such restoration in excess of any insurance proceeds, or (B) to purchase the Hotel for an amount generally equal to the fair market value of the property, less any insurance proceeds, (vii) the Lessees have indemnified the Partnership and Subsidiary Partnerships against all liabilities imposed on the Partnership or Subsidiary Partnerships during the term of the Percentage Leases by reason of (A) injury to persons or damage to property occurring at the Hotels, (B) the Lessees' use, management, maintenance or repair of the Hotels, (C) any environmental liability caused by acts or grossly negligent failures to act of the Lessees, (D) taxes and assessments in respect of the Hotels that are the obligations of the Lessees, or
(E) any breach of the Percentage Leases or of any sublease of a Hotel by the Lessees, (viii) the Lessees are obligated to pay substantial fixed rent for the period of use of the Hotels, (ix) the Lessees stand to incur substantial losses (or reap substantial gains) depending on how successfully they operate the Hotels, (x) the Partnership and Subsidiary Partnerships cannot use the Hotels concurrently to provide significant services to entities unrelated to the Lessees, and (xi) the total contract price under the Percentage Leases does not substantially exceed the rental value of the Hotels for the term of the Percentage Leases.

     Investors should be aware that there are no controlling Treasury Regulations, published rulings, or judicial decisions involving leases with terms substantially the same as the Percentage Leases that discuss whether such leases constitute true leases for federal income tax purposes. If the Percentage Leases are characterized as service contracts or partnership agreements, rather than as true leases, part or all of the payments that the Partnership and Subsidiary Partnerships receive from the Lessees may not be considered rent or may not otherwise satisfy the various requirements for qualification as "rents from real property." In that case, the Company likely would not be able to satisfy either the 75% or 95% gross income test and, as a result, would lose its REIT status.

     In order for the Rents to constitute "rents from real property," several other requirements also must be satisfied.
One requirement is that the Rents attributable to personal property, leased in connection with the lease of the real property comprising a Hotel, must not be greater than 15% of the Rents received under the Percentage Lease. The Rents attributable to the personal property in a Hotel is the amount that bears the same ratio to total rent for the taxable year as the average of the adjusted bases of the personal property in the Hotel at the beginning and at the end of the taxable year bears to the average of the aggregate adjusted bases of both the real and personal property comprising the Hotel at the beginning and at the end of such taxable year (the "Adjusted Basis Ratio"). With respect to certain of the Company's Hotels, the average adjusted basis of the personal property contained in such Hotels is greater than 15% of the average adjusted bases of both the real and personal property comprising such Hotels. As a consequence, the portion of the Rents received with respect to those Hotels that is attributable to personal property does not qualify as rents from real property. The amount of disqualified income under the Percentage Lease for those Hotels, however, will not prevent the Company from qualifying as a REIT or subject it to any federal income taxation. With respect to each other Hotel that the Partnership has acquired partially or wholly in exchange for Units, the initial adjusted basis of the personal property in such Hotel was less than 15% of the initial adjusted bases of both the real and personal property comprising such Hotel. Management of the Company has obtained appraisals of the personal property at each Hotel that the Partnership acquired in exchange for cash indicating that the appraised value of the personal property at such hotel is less than 15% of the purchase price of such Hotel. If the Adjusted Basis Ratio with respect to any Hotel exceeds 15% and the income attributable to excess personal property would prevent the Company from qualifying as a REIT or would subject it to any federal income taxation, a portion of the personal property at that Hotel will be acquired or leased (other than from the Company, the Partnership, or a Subsidiary Partnership) by the Lessee and the lease payments under the Percentage Lease will be adjusted appropriately. Further, the Company anticipates that any additional personal property that the Partnership or a Subsidiary Partnership acquires will not cause the Company to lose its REIT status or subject it to any federal income taxation. There can be no assurance, however, that the Service would not assert that the personal property acquired by the Partnership, the Company, or a Subsidiary Partnership had a value in excess of the appraised value, or that a court would not uphold such assertion. If such a challenge were successfully asserted, the Company could fail the Adjusted Basis Ratio as to one or more of the Hotels, which in turn potentially could cause the Company to fail to satisfy the 75% or 95% gross income test and thus lose its REIT status.

     Another requirement for qualification of the Rents as "rents from real property" is that the Percentage Rent must not be based in whole or in part on the income or profits of any person. The Percentage Rent, however, will qualify as "rents from real property" if it is based on percentages of receipts or sales and the percentages (i) are fixed at the time the Percentage Leases are entered into, (ii) are not renegotiated during the term of the Percentage Leases in a manner that has the effect of basing Percentage Rent on income or profits, and (iii) conform with normal business practice. More generally, the Percentage Rent will not qualify as "rents from real property" if, considering the Percentage Leases and all the surrounding circumstances, the arrangement does not conform with normal business practice, but is in reality used as a means of basing the Percentage Rent on income or profits. Since the Percentage Rent is based on fixed percentages of the gross revenues from the Hotels that are established in the Percentage Leases, and the Company has represented that the percentages (i) will not be renegotiated during the terms of the Percentage Leases in a manner that has the effect of basing the Percentage Rent on income or profits and
(ii) conform with normal business practice, the Percentage Rent should not be considered based in whole or in part on the income or profits of any person. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not charge rent for any property that is based in whole or in part on the income or profits of any person (except by reason of being based on a fixed percentage of gross revenues, as described above).

     A third requirement for qualification of the Rents as "rents from real property" is that the Company must not own, directly or constructively, 10% or more of any Lessee. The constructive ownership rules generally provide that if 10% or more in value of the shares of the Company is owned, directly or indirectly, by or for any person, the Company is considered as owning the shares owned, directly or indirectly, by or for such person. The Company does not own directly equity interests in stock of any Lessee. In addition, the Declaration of Trust prohibits transfers of Common and Preferred Shares that would cause the Company to own, actually or constructively, 10% or more of the ownership interests in a tenant of the Company's, the Partnership's or the Subsidiary Partnership's real property, within the meaning of Section 856(d)(2)(B) of the Code. Thus, the Company should never own, actually or constructively, 10% or more of any Lessee. Furthermore, the Company has represented that, with respect to other hotels that it acquires in the future, it will not rent any property to a Related Party Tenant. However, because the Code's constructive ownership rules for purposes of the Related Party Tenant rules are broad and it is not possible to monitor continually direct and indirect transferors of Common Shares, no absolute assurance can be given that such transfers or other events of which the Company has no knowledge will not cause the Company to own constructively 10% or more of a Lessee at some future date.

     A fourth requirement for qualification of the Rents as "rents from real property" is, other than pursuant to the 10% de minimis exception described above, that the Company cannot furnish or render noncustomary services to the tenants of the Hotels, or manage or operate the Hotels, other than through an independent contractor who is adequately compensated and from whom the Company itself does not derive or receive any income. Provided that the Percentage Leases are respected as true leases, the Company should satisfy that requirement because the Company, the Partnership, and the Subsidiary Partnerships are not performing any services other than customary ones for the Lessees. Furthermore, the Company has represented that, with respect to other hotel properties that it acquires in the future, it will not perform noncustomary services with respect to the tenant of the property. As described above, however, if the Percentage Leases are recharacterized as service contracts or partnership agreements, the Rents likely would be disqualified as "rents from real property" because the Company would be considered to furnish or render services to the occupants of the Hotels and to manage or operate the Hotels other than through an independent contractor who is adequately compensated and from whom the Company derives or receives no income.

     If a portion of the Rents from a particular Hotel does not qualify as "rents from real property" because the amount attributable to personal property exceeds 15% of the total Rents for a taxable year, the portion of the Rents that is attributable to personal property will not be qualifying income for purposes of either the 75% or 95% gross income tests. Thus, if such Rents attributable to personal property, plus any other nonqualifying income, during a taxable year exceed 5% of the Company's gross income during the year, the Company would lose its REIT status. If, however, the Rents do not qualify as "rents from real property" because either (i) the Percentage Rent is considered based on income or profits of the Lessees, (ii) the Company owns, actually or constructively, 10% or more of any Lessee, or (iii) the Company furnishes noncustomary services to the tenants of the Hotels, other than pursuant to the 10% de minimis exception described above, or manages or operates the Hotels, other than through a qualifying independent contractor, none of the Rents would qualify as "rents from real property." In that case, the Company likely would lose its REIT status because it would be unable to satisfy either the 75% or 95% gross income tests.

     In addition to the Rents, the Lessees are required to pay to the Company or the Partnership, as applicable, the Additional Charges. To the extent that the Additional Charges represent either (i) reimbursements of amounts that the Lessees are obligated to pay to third parties or (ii) penalties for nonpayment or late payment of such amounts, the Additional Charges should qualify as "rents from real property." To the extent however, that the Additional Charges represent interest that is accrued on the late payment of the Rents or the Additional Charges, the Additional Charges should not qualify as "rents from real property," but instead should be treated as interest that qualifies for the 95% gross income test.

     The term "interest" generally does not include any amount received or accrued (directly or indirectly) if the determination of such amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term "interest" solely by reason of being based on a fixed percentage or percentages of receipts or sales. Furthermore, to the extent that interest from a loan that is based on the residual cash proceeds from sale of the property securing the loan constitutes a "shared appreciation provision" (as defined in the Code), income attributable to such participation feature will be treated as gain from the sale of the secured property.

     The net income derived from a prohibited transaction is subject to a 100% tax. Beginning with its 1998 taxable year, the Company no longer will be subject to the 30% gross income test. The term "prohibited transaction" generally includes a sale or other disposition of property (other than foreclosure property) that is held primarily for sale to customers in the ordinary course of a trade or business. All inventory required in the operation of the Hotels will be purchased by the Lessees or their designee as required by the terms of the Percentage Leases. Accordingly, the Company believes that no asset owned by the Company, the Partnership, or a Subsidiary Partnership is held for sale to customers and that a sale of any such asset will not be in the ordinary course of business of the Company, the Partnership, or a Subsidiary Partnership. Whether property is held "primarily for sale to customers in the ordinary course of a trade or business" depends, however, on the facts and circumstances in effect from time to time, including those related to a particular property. Nevertheless, the Company will attempt to comply with the terms of safe-harbor provisions in the Code prescribing when asset sales will not be characterized as prohibited transactions. Complete assurance cannot be given, however, that the Company can comply with the safe-harbor provisions of the Code or avoid owning property that may be characterized as property held "primarily for sale to customers in the ordinary course of a trade or business."

     The Company will be subject to tax at the maximum corporate rate on any income from foreclosure property (other than income that would be qualified income under the 75% gross income test), less expenses directly connected with the production of such income. However, gross income from such foreclosure property will qualify under the 75% and 95% gross income tests. "Foreclosure property" is defined as any real property (including interests in real property) and any personal property incident to such real property (i) that is acquired by a REIT as the result of such REIT having bid in such property at foreclosure, or having otherwise reduced such property to ownership or possession by agreement or process of law, after there was a default (or default was imminent) on a lease of such property or on an indebtedness that such property secured and (ii) for which such REIT makes a proper election to treat such property as foreclosure property. However, a REIT will not be considered to have foreclosed on a property where such REIT takes control of the property as a mortgagee-in-possession and cannot receive any profit or sustain any loss except as a creditor of the mortgagor. Under the Code, property generally ceases to be foreclosure property with respect to a REIT at the close of the third taxable year following the year in which the REIT acquired such property (or longer if an extension is granted by the Secretary of the Treasury). The foregoing grace period is terminated and foreclosure property ceases to be foreclosure property on the first day (i) on which a lease is entered into with respect to such property that, by its terms, will give rise to income that does not qualify under the 75% gross income test or any amount is received or accrued, directly or indirectly, pursuant to a lease entered into on or after such day that will give rise to income that does not qualify under the 75% gross income test, (ii) on which any construction takes place on such property (other than completion of a building, or any other improvement, where more than 10% of the construction of such building or other improvement was completed before default became imminent), or
(iii) which is more than 90 days after the day on which such property was acquired by the REIT and the property is used in a trade or business that is conducted by the REIT (other than through an independent contractor from whom the REIT itself does not derive or receive any income). As a result of the rules with respect to foreclosure property, if a Lessee defaults on its obligations under a Percentage Lease for a Hotel, the Company terminates the Lessee's leasehold interest, and the Company is unable to find a replacement Lessee for such Hotel within 90 days of such foreclosure, gross income from hotel operations conducted by the Company from such Hotel would cease to qualify for the 75% and 95% gross income tests. In such event, the Company likely would be unable to satisfy the 75% and 95% gross income tests and, thus, would fail to qualify as a REIT.

     It is possible that, from time to time, the Company, the Partnership, or a Subsidiary Partnership will enter into hedging transactions with respect to one or more of its assets or liabilities. Any such hedging transactions could take a variety of forms, including interest rate swap contracts, interest rate cap or floor contracts, futures or forward contracts, and options. To the extent that the Company, the Partnership, or a Subsidiary Partnership enters into an interest rate swap or cap contract, option, future contract agreement, or similar financial instrument to reduce interest rate with respect to indebtedness incurred or to be incurred to acquire or carry real estate assets, any periodic income or gain from the disposition of such contract should be qualifying income for purposes of the 95% gross income test, but not the 75% gross income test. To the extent that the Company, the Partnership, or a Subsidiary Partnership hedges with other types of financial instruments or in other situations, it may not be entirely clear how the income from those transactions will be treated for purposes of the various income tests that apply to REITs under the Code. The Company intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

     If the Company fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for such year if it is entitled to relief under certain provisions of the Code. Those relief provisions generally will be available if the (i) Company's failure to meet such tests is due to reasonable cause and not due to willful neglect, (ii) the Company attaches a schedule of the sources of its income to its return, and (iii) any incorrect information on the schedule was not due to fraud with intent to evade tax. It is not possible, however, to state whether in all circumstances the Company would be entitled to the benefit of those relief provisions. As discussed above in "Federal Income Tax Considerations - Taxation of the Company," even if those relief provisions apply, a tax would be imposed with respect to (i) the gross income attributable to the greater of the amount by which the Company failed the 75% or 95% gross income test, multiplied by (ii) a fraction intended to reflect the Company's profitability.

Asset Tests

     The Company, at the close of each quarter of its taxable year, also must satisfy two tests relating to the nature of its assets. First, at least 75% of the value of the Company's total assets must be represented by cash or cash items (including certain receivables), government securities, "real estate assets," or, in cases where the Company raises new capital through stock or long-term (at least five-year) debt offerings, temporary investments in stock or debt instruments during the one-year period following the Company's receipt of such capital. The term "real estate assets" includes interests in real property, interests in mortgages on real property to the extent the mortgage balance does not exceed the value of the associated real property, and shares of other REITs. For purposes of the 75% asset requirement, the term "interest in real property" includes an interest in land and improvements thereon, such as buildings or other inherently permanent structures (including items that are structural components of such buildings or structures), a leasehold in real property, and an option to acquire real property (or a leasehold in real property). Second, of the investments not included in the 75% asset class, the value of any one issuer's securities owned by the Company may not exceed 5% of the value of the Company's total assets and the Company may not own more than 10% of any one issuer's outstanding voting securities (except for its ownership interest in the Partnership, the Subsidiary Partnerships, and any qualified REIT subsidiary).

     If the Company should fail to satisfy the asset tests at the end of a calendar quarter, such a failure would not cause it to lose its REIT status if (i) it satisfied all of the asset tests at the close of the preceding calendar quarter and (ii) the discrepancy between the value of the Company's assets and the asset test requirements arose from changes in the market values of its assets and was not wholly or partly caused by an acquisition of one or more nonqualifying assets. If the condition described in clause (ii) of the preceding sentence were not satisfied, the Company still could avoid disqualification by eliminating any discrepancy within 30 days after the close of the quarter in which it arose.

Distribution Requirements

     The Company, in order to qualify as a REIT, is required to distribute dividends (other than capital gain dividends) to its shareholders in an amount at least equal to (i) the sum of (A) 95% of its "REIT taxable income" (computed without regard to the dividends paid deduction and its net capital gain) and (B) 95% of the net income (after tax), if any, from foreclosure property, minus (ii) the sum of certain items of noncash income. Such distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before the Company timely files its tax return for such year and if paid on or before the first regular dividend payment date after such declaration. To the extent that the Company does not distribute all of its net capital gain or distributes at least 95%, but less than 100%, of its "REIT taxable income," as adjusted, it will be subject to tax thereon at regular ordinary and capital gains corporate tax rates. Furthermore, if the Company should fail to distribute during each calendar year at least the sum of (i) 85% of its REIT ordinary income for such year, (ii) 95% of its REIT capital gain income for such year, and (iii) any undistributed taxable income from prior periods, the Company would be subject to a 4% nondeductible excise tax on the excess of such required distribution over the amounts actually distributed. The Company may elect to retain and pay income tax on its net long-term capital gains. Any such retained amounts would be treated as having been distributed by the Company for purposes of the 4% excise tax described above. The Company has made, and intends to continue to make, timely distributions sufficient to satisfy all annual distribution requirements.

     It is possible that, from time to time, the Company may experience timing differences between (i) the actual receipt of income and actual payment of deductible expenses and (ii) the inclusion of that income and deduction of such expenses in arriving at its REIT taxable income. For example, under one of the Percentage Leases, the Percentage Rent is not due until 30 days after the end of the calendar quarter. In that case, the Partnership still would be required to recognize as income the Percentage Rent in the calendar quarter to which it relates. Further, it is possible that, from time to time, the Company may be allocated a share of net capital gain attributable to the sale of depreciated property that exceeds its allocable share of cash attributable to that sale. Therefore, the Company may have less cash available for distribution than is necessary to meet its annual 95% distribution requirement or to avoid corporate income tax or the excise tax imposed on certain undistributed income.
In such a situation, the Company may find it necessary to arrange for short-term (or possibly long-term) borrowings or to raise funds through the issuance of additional common or preferred shares of beneficial interest.

     Under certain circumstances, the Company may be able to rectify a failure to meet the distribution requirements for a year by paying "deficiency dividends" to its shareholders in a later year, which may be included in the Company's deduction for dividends paid for the earlier year. Although the Company may be able to avoid being taxed on amounts distributed as deficiency dividends, it will be required to pay to the Service interest based upon the amount of any deduction taken for deficiency dividends.

Recordkeeping Requirements

     Pursuant to applicable Treasury Regulations, the Company must maintain certain records and request on an annual basis certain information from its shareholders designed to disclose the actual ownership of its outstanding shares. The Company intends to comply with such requirements.

Partnership Anti-Abuse Rule

     The U.S. Department of the Treasury has issued a final regulation (the "Anti-Abuse Rule") under the partnership provisions of the Code (the "Partnership Provisions") that authorizes the Service, in certain abusive transactions involving partnerships, to disregard the form of the transaction and recast it for federal tax purposes as the Service deems appropriate.
The Anti-Abuse Rule applies where a partnership is formed or utilized in connection with a transaction (or series of related transactions) a principal purpose of which is to reduce substantially the present value of the partners' aggregate federal tax liability in a manner inconsistent with the intent of the Partnership Provisions. The Anti-Abuse Rule states that the Partnership Provisions are intended to permit taxpayers to conduct joint business (including investment) activities through a flexible economic arrangement that accurately reflects the partners' economic agreement and clearly reflects the partners' income without incurring an entity-level tax. The purposes for structuring a transaction involving a partnership are determined based on all of the facts and circumstances, including a comparison of the purported business purpose for a transaction and the claimed tax benefits resulting from the transaction. A reduction in the present value of the partners' aggregate federal tax liability through the use of a partnership does not, by itself, establish inconsistency with the intent of the Partnership Provisions.

     The Anti-Abuse Rule contains an example in which a corporation that elects to be treated as a REIT contributes substantially all of the proceeds from a public offering to a partnership in exchange for a general partnership interest. The limited partners of the partnership contribute real property assets to the partnership, subject to liabilities that exceed their respective aggregate bases in such property. In addition, some of the limited partners have the right, beginning two years after the formation of the partnership, to require the redemption of their limited partnership interests in exchange for cash or REIT stock (at the REIT's option) equal to the fair market value of their respective interests in the partnership at the time of the redemption. The example concludes that the use of the partnership is not inconsistent with the intent of the Partnership Provisions and, thus, cannot be recast by the Service. However, the Redemption Rights do not conform in all respects to the redemption rights contained in the foregoing example. Moreover, the Anti-Abuse Rule is extraordinarily broad in scope and is applied based on an analysis of all of the facts and circumstances. As a result, there can be no assurance that the Service will not attempt to apply the Anti-Abuse Rule to the Company. If the conditions of the Anti-Abuse Rule are met, the Service is authorized to take appropriate enforcement action, including disregarding the Partnership for federal tax purposes or treating one or more of its partners as nonpartners. Any such action potentially could jeopardize the Company's status as a REIT.

Failure to Qualify

     If the Company fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Company will be subject to tax (including any applicable alternative minimum tax) on its taxable income at regular corporate rates. Distributions to the shareholders in any year in which the Company fails to qualify will not be deductible by the Company nor will they be required to be made. In such event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable as ordinary income and, subject to certain limitations of the Code, corporate distributees may be eligible for the dividends received deduction. Unless entitled to relief under specific statutory provisions, the Company also will be disqualified from taxation as a REIT for the four taxable years following the year during which the Company ceased to qualify as a REIT. It is not possible to state whether in all circumstances the Company would be entitled to such statutory relief.

Taxation of Taxable U.S. Shareholders

     As long as the Company qualifies as a REIT, distributions made to the Company's taxable U.S. shareholders out of current or accumulated earnings and profits (and not designated as capital gain dividends or retained capital gains) will be taken into account by such U.S. shareholders as ordinary income and will not be eligible for the dividends received deduction generally available to corporations. As used herein, the term "U.S. shareholder" means a holder of Common Shares that for U.S. federal income tax purposes is (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate whose income from sources without the United States is includible in gross income for U.S. federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, or (iv) any trust with respect to which (A) a U.S. court is able to exercise primary supervision over the administration of such trust and (B) one or more U.S. persons have the authority to control all substantial decisions of the trust. Distributions that are designated as capital gain dividends will be taxed as long-term capital gains (to the extent they do not exceed the Company's actual net capital gain for the taxable year) without regard to the period for which the shareholder has held his Common Shares. However, corporate shareholders may be required to treat up to 20% of certain capital gain dividends as ordinary income. The Company may elect to retain and pay income tax on its net long-term capital gains. In that case, the Company's shareholders would include in income their proportionate share of the Company's undistributed long-term capital gains. In addition, the shareholders would be deemed to have paid their proportionate share of the tax paid by the Company, which would be credited or refunded to the shareholders. Each shareholder's basis in his shares would be increased by the amount of the undistributed long-term capital gain included in the shareholder's income, less the shareholder's share of the tax paid by the Company.

     Distributions in excess of current and accumulated earnings and profits will not be taxable to a shareholder to the extent that they do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such shares. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a shareholder's Common Shares, such distributions will be included in income as long-term capital gain (or short-term capital gain if the Common Shares have been held for one year or less) assuming the Common Shares are capital assets in the hands of the shareholder. In addition, any distribution declared by the Company in October, November, or December of any year and payable to a shareholder of record on a specified date in any such month shall be treated as both paid by the Company and received by the shareholder on December 31 of such year, provided that the distribution is actually paid by the Company during January of the following calendar year.

     Shareholders may not include in their individual income tax returns any net operating losses or capital losses of the Company. Instead, such losses would be carried over by the Company for potential offset against its future income (subject to certain limitations). Taxable distributions from the Company and gain from the disposition of the Common Shares will not be treated as passive activity income and, therefore, shareholders generally will not be able to apply any "passive activity losses" (such as losses from certain types of limited partnerships in which the shareholder is a limited partner) against such income. In addition, taxable distributions from the Company and gain from the disposition of Common Shares generally will be treated as investment income for purposes of the investment interest limitations. The Company will notify shareholders after the close of the Company's taxable year as to the portions of the distributions attributable to that year that constitute ordinary income, return of capital, and capital gain.

Taxation of Shareholders on the Disposition of the Common Shares

     In general, any gain or loss realized upon a taxable disposition of the Common Shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the Common Shares have been held for more than one year and otherwise as short-term capital gain or loss. However, any loss upon a sale or exchange of Common Shares by a shareholder who has held such stock for six months or less (after applying certain holding period rules), will be treated as a long-term capital loss to the extent of distributions from the Company required to be treated by such shareholder as long-term capital gain. All or a portion of any loss realized upon a taxable disposition of the Common Shares may be disallowed if other Common Shares are purchased within 30 days before or after the disposition.

Capital Gains and Losses

     A capital asset generally must be held for more than one year in order for gain or loss derived from its sale or exchange to be treated as long-term capital gain or loss. The highest marginal income tax rate for noncorporate taxpayers is 39.6%. The maximum tax rate on net capital gains applicable to noncorporate taxpayers is 28% for sales and exchanges of assets held for more than one year but not more than 18 months, and 20% for sales and exchanges of assets held for more than 18 months. The maximum tax rate on long-term capital gain from the sale or exchange of "section 1250 property" (i.e., depreciable real property) held for more than 18 months is 25% to the extent that such gain would have been treated as ordinary income if the property were "section 1245 property." With respect to distributions designated by the Company as capital gain dividends and any retained capital gains that the Company is deemed to distribute, the Company may designate (subject to certain limits) whether such a distribution is taxable to its noncorporate shareholders at a 20%, 25%, or 28% rate. Thus, the tax rate differential between capital gain and ordinary income for noncorporate taxpayers may be significant. In addition, the characterization of income as capital or ordinary may affect the deductibility of capital losses. Capital losses not offset by capital gains may be deducted against a noncorporate taxpayer's ordinary income only up to a maximum annual amount of $3,000. Unused capital losses may be carried forward. All net capital gain of a corporate taxpayer is subject to tax at ordinary corporate rates. A corporate taxpayer can deduct capital losses only to the extent of capital gains, with unused losses being carried back three years and forward five years.

Information Reporting Requirements and Backup Withholding

     The Company will report to its U.S. shareholders and to the Service the amount of distributions paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, a shareholder may be subject to backup withholding at the rate of 31% with respect to distributions paid unless such holder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who does not provide the Company with his correct taxpayer identification number also may be subject to penalties imposed by the Service. Any amount paid as backup withholding will be creditable against the shareholder's income tax liability. In addition, the Company may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Company. The Service has issued final regulations regarding the backup withholding rules as applied to Non-U.S. Shareholders. The regulations alter the technical requirements relating to backup withholding compliance and are effective for distributions made after December 31, 1999. See "Federal Income Tax Considerations - Taxation of Non-U.S. Shareholders."

Taxation of Tax-Exempt Shareholders

     Tax-exempt entities, including qualified employee pension and profit sharing trusts and individual retirement accounts ("Exempt Organizations"), generally are exempt from federal income taxation. However, they are subject to taxation on their unrelated business taxable income ("UBTI"). While many investments in real estate generate UBTI, the Service has issued a published ruling that dividend distributions by a REIT to an exempt employee pension trust do not constitute UBTI, provided that the shares of the REIT are not otherwise used in an unrelated trade or business of the exempt employee pension trust. Based on that ruling, amounts distributed by the Company to Exempt Organizations generally should not constitute UBTI. However, if an Exempt Organization finances its acquisition of the Common Shares with debt, a portion of its income from the Company will constitute UBTI pursuant to the "debt-financed property" rules. Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Code section 501(c) are subject to different UBTI rules, which generally will require them to characterize distributions from the Company as UBTI. In addition, in certain circumstances, a pension trust that owns more than 10% of the Company's shares is required to treat a percentage of the dividends from the Company as UBTI (the "UBTI Percentage"). The UBTI Percentage is the gross income derived by the Company from an unrelated trade or business (determined as if the Company were a pension trust) divided by the gross income of the Company for the year in which the dividends are paid. The UBTI rule applies to a pension trust holding more than 10% of the Company's shares only if (i) the UBTI Percentage is at least 5%, (ii) the Company qualifies as a REIT by reason of the modification of the 5/50 Rule that allows the beneficiaries of the pension trust to be treated as holding shares of the Company in proportion to their actuarial interests in the pension trust, and (iii) the Company is a "pension-held" REIT (i.e., either (A) one pension trust owns more than 25% of the value of the Company's shares or (B) a group of pension trusts individually holding more than 10% of the value of the Company's shares collectively owns more than 50% of the value of the Company's shares). Because the Ownership Limitation prohibits any shareholder from owning more than 9.8% of any class of the Company's shares, the Company should not be a "pension held" REIT.

Taxation of Non-U.S. Shareholders

     The rules governing U.S. federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships, and other foreign shareholders (collectively, "Non U.S. Shareholders") are complex and no attempt will be made herein to provide more than a summary of such rules. PROSPECTIVE NON-U.S. SHAREHOLDERS SHOULD CONSULT WITH THEIR OWN TAX ADVISORS TO DETERMINE THE IMPACT OF FEDERAL, STATE, AND LOCAL INCOME TAX LAWS WITH REGARD TO AN INVESTMENT IN THE COMMON SHARES, INCLUDING ANY REPORTING REQUIREMENTS.

     Distributions to Non-U.S. Shareholders that are not attributable to gain from sales or exchanges by the Company of U.S. real property interests and are not designated by the Company as capital gains dividends or retained capital gains will be treated as dividends of ordinary income to the extent that they are made out of current or accumulated earnings and profits of the Company. Such distributions ordinarily will be subject to a withholding tax equal to 30% of the gross amount of the distribution unless an applicable tax treaty reduces or eliminates that tax. However, if income from the investment in the Common Shares is treated as effectively connected with the Non-U.S. Shareholder's conduct of a U.S. trade or business, the Non-U.S. Shareholder generally will be subject to federal income tax at graduated rates, in the same manner as U.S. shareholders are taxed with respect to such distributions (and also may be subject to the 30% branch profits tax in the case of a Non-U.S. Shareholder that is a foreign corporation). The Company expects to withhold U.S. income tax at the rate of 30% on the gross amount of any such distributions made to a Non-U.S. Shareholder unless (i) a lower treaty rate applies and any required form evidencing eligibility for that reduced rate is filed with the Company or (ii) the Non-U.S. Shareholder files an IRS Form 4224 with the Company claiming that the distribution is effectively connected income. The Service has issued final regulations that modify the manner in which the Company complies with the withholding requirements. Those regulations are effective for distributions made after December 31, 1999.

     Distributions in excess of current and accumulated earnings and profits of the Company will not be taxable to a shareholder to the extent that such distributions do not exceed the adjusted basis of the shareholder's Common Shares, but rather will reduce the adjusted basis of such stock. To the extent that such distributions in excess of current and accumulated earnings and profits exceed the adjusted basis of a Non-U.S. Shareholder's Common Shares, such distributions will give rise to tax liability if the Non-U.S. Shareholder would otherwise be subject to tax on any gain from the sale or disposition of his Common Shares, as described below. Because it generally cannot be determined at the time a distribution is made whether or not such distribution will be in excess of current and accumulated earnings and profits, the entire amount of any distribution normally will be subject to withholding at the same rate as a dividend. However, a Non-U.S. Shareholder can file a claim for refund with the Service for the overwithheld amount to the extent it is determined subsequently that a distribution was, in fact, in excess of the current and accumulated earnings and profits of the Company.

     The Company is required to withhold 10% of any distribution in excess of the Company's current and accumulated earnings and profits. Consequently, although the Company intends to withhold at a rate of 30% on the entire amount of any distribution, to the extent that the Company does not do so, any portion of a distribution not subject to withholding at a rate of 30% will be subject to withholding at a rate of 10%.

     For any year in which the Company qualifies as a REIT, distributions that are attributable to gain from sales or exchanges by the Company of U.S. real property interests will be taxed to a Non-U.S. Shareholder under the provisions of the Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"). Under FIRPTA, distributions attributable to gain from sales of U.S. real property interests are taxed to a Non-U.S. Shareholder as if such gain were effectively connected with a U.S. business. Non-U.S. Shareholders thus would be taxed at the normal capital gain rates applicable to U.S. shareholders (subject to applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals). Distributions subject to FIRPTA also may be subject to a 30% branch profits tax in the hands of a foreign corporate shareholder not entitled to treaty relief or exemption. The Company is required to withhold 35% of any distribution that is designated by the Company as a capital gains dividend. The amount withheld is creditable against the Non-U.S. Shareholder's FIRPTA tax liability.

     Gain recognized by a Non-U.S. Shareholder upon a sale of his Common Shares generally will not be taxed under FIRPTA if the Company is a "domestically controlled REIT," defined generally as a REIT in which at all times during a specified testing period less than 50% in value of the stock was held directly or indirectly by foreign persons. However, because the Common Shares are publicly traded, no assurance can be given that the Company is or will continue to be a "domestically controlled REIT." In addition, a Non-U.S. Shareholder that owns, actually and constructively, 5% or less of the Common Shares throughout a specified "look-back" period will not recognize gain on the sale of his shares taxable under FIRPTA if the Common Shares are traded on an established securities market. Furthermore, gain not subject to FIRPTA will be taxable to a Non-U.S. Shareholder if (i) investment in the Common Shares is effectively connected with the Non-U.S Shareholder's U.S. trade or business, in which case the Non-U.S. Shareholder will be subject to the same treatment as U.S. shareholders with respect to such gain, or (ii) the Non-U.S. Shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and certain other conditions apply, in which case the nonresident alien individual will be subject to a 30% tax on the individual's capital gains. If the gain on the sale of the Common Shares were to be subject to taxation under FIRPTA, the Non-U.S. Shareholder would be subject to the same treatment as U.S. shareholders with respect to such gain (subject to applicable alternative minimum tax, a special alternative minimum tax in the case of nonresident alien individuals, and the possible application of the 30% branch profits tax in the case of non-U.S. corporations).

Other Tax Consequences

     The Company, the Partnership, the Subsidiary Partnerships, and the Company's shareholders may be subject to state or local taxation in various state or local jurisdictions, including those in which it or they own property, transact business, or reside. The state and local tax treatment of the Company and its shareholders may not conform to the federal income tax consequences discussed above. CONSEQUENTLY, PROSPECTIVE SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS REGARDING THE EFFECT OF STATE AND LOCAL TAX LAWS ON AN INVESTMENT IN THE COMPANY.

Tax Aspects of the Partnership and Subsidiary Partnerships

     The following discussion summarizes certain federal income tax considerations applicable to the Company's direct or indirect investment in the Partnership and the Subsidiary Partnerships (each of the Partnership and the Subsidiary Partnerships is referred to herein as a "Hotel Partnership"). The discussion does not cover state or local tax laws or any federal tax laws other than income tax laws.

Classification as a Partnership

     The Company will be entitled to include in its income its distributive share of each Hotel Partnership's income and to deduct its distributive share of each Hotel Partnership's losses only if each Hotel Partnership is classified for federal income tax purposes as a partnership rather than as a corporation or an association taxable as a corporation. An entity will be classified as a partnership rather than as a corporation for federal income tax purposes if the entity (i) is treated as a partnership under Treasury regulations, effective January 1, 1997, relating to entity classification (the "Check-the-Box Regulations") and (ii) is not a "publicly traded" partnership.

     Pursuant to the Check-the-Box Regulations, an unincorporated entity with at least two members may elect to be classified either as an association or as a partnership. If such an entity fails to make an election, it generally will be treated as a partnership for federal income tax purposes. The federal income tax classification of an entity that was in existence prior to January 1, 1997, such as the Hotel Partnerships, will be respected for all periods prior to January 1, 1997 if (i) the entity had a reasonable basis for its claimed classification,
(ii) the entity and all members of the entity recognized the federal tax consequences of any changes in the entity's classification within the 60 months prior to January 1, 1997, and
(iii) neither the entity nor any member of the entity was notified in writing by a taxing authority on or before May 8, 1996 that the classification of the entity was under examination. Each Hotel Partnership had a reasonable basis for its claimed classification under the Treasury Regulations in effect prior to January 1, 1997 and intends to continue to be classified as a partnership for federal income tax purposes. In addition, the Company has represented that no Hotel Partnership will elect to be classified as an association taxable as a corporation under the Check-the-Box Regulations.

     A "publicly traded" partnership is a partnership whose interests are traded on an established securities market or are readily tradable on a secondary market (or the substantial equivalent thereof). A publicly traded partnership will be treated as a corporation for federal income tax purposes unless at least 90% of such partnership's gross income for a taxable year consists of "qualifying income" under section 7704(d) of the Code, which generally includes any income that is qualifying income for purposes of the 95% gross income test applicable to REITs (the "90% Passive-Type Income Exception"). See "Federal Income Tax Considerations-Requirements for Qualification - Income Tests." The U.S. Treasury Department has issued regulations (the "PTP Regulations") that provide limited safe harbors from the definition of a publicly traded partnership. Pursuant to one of those safe harbors (the "Private Placement Exclusion"), interests in a partnership will not be treated as readily tradable on a secondary market or the substantial equivalent thereof if (i) all interests in the partnership were issued in a transaction (or transactions) that was not required to be registered under the Securities Act of 1933, as amended, and (ii) the partnership does not have more than 100 partners at any time during the partnership's taxable year. In determining the number of partners in a partnership, a person owning an interest in a flow through entity (i.e., a partnership, grantor trust, or S corporation) that owns an interest in the partnership is treated as a partner in such partnership only if (a) substantially all of the value of the owner's interest in the flow-through entity is attributable to the flow-through entity's interest (direct or indirect) in the partnership and (b) a principal purpose of the use of the flow-through entity is to permit the partnership to satisfy the 100-partner limitation. Each Hotel Partnership qualifies for the Private Placement Exclusion. If a Hotel Partnership is considered a publicly traded partnership under the PTP Regulations because it is deemed to have more than 100 partners, such Hotel Partnership should not be treated as a corporation because it should be eligible for the 90% Passive-Type Income Exception.

     If for any reason a Hotel Partnership were taxable as a corporation, rather than as a partnership, for federal income tax purposes, the Company would not be able to qualify as a REIT. See "Federal Income Tax Considerations - Requirements for Qualification - Income Tests" and "- Requirements for Qualification - Asset Tests." In addition, any change in a Hotel Partnership's status for tax purposes might be treated as a taxable event, in which case the Company might incur a tax liability without any related cash distribution. See "Federal Income Tax Considerations - Requirements for Qualification Distribution Requirements." Further, items of income and deduction of such Hotel Partnership would not pass through to its partners, and its partners would be treated as shareholders for tax purposes. Consequently, such Hotel Partnership would be required to pay income tax at corporate tax rates on its net income, and distributions to its partners would constitute dividends that would not be deductible in computing such Hotel Partnership's taxable income.

Income Taxation of Each Hotel Partnership and its Partners

     Partners, Not the Hotel Partnerships, Subject to Tax. A partnership is not a taxable entity for federal income tax purposes. Rather, the Company will be required to take into account its allocable share of each Hotel Partnership's income, gains, losses, deductions, and credits for any taxable year of such Hotel Partnership ending within or with the taxable year of the Company, without regard to whether the Company has received or will receive any distribution from such Hotel Partnership.

     Hotel Partnership Allocations. Although a partnership agreement generally will determine the allocation of income and losses among partners, such allocations will be disregarded for tax purposes under section 704(b) of the Code if they do not comply with the provisions of section 704(b) of the Code and the Treasury Regulations promulgated thereunder. If an allocation is not recognized for federal income tax purposes, the item subject to the allocation will be reallocated in accordance with the partners' interests in the partnership, which will be determined by taking into account all of the facts and circumstances relating to the economic arrangement of the partners with respect to such item. Each Hotel Partnership's allocations of taxable income and loss are intended to comply with the requirements of section 704(b) of the Code and the Treasury Regulations promulgated thereunder.

     Tax Allocations With Respect to Contributed Properties. Pursuant to section 704(c) of the Code, income, gain, loss, and deduction attributable to appreciated or depreciated property that is contributed to a partnership in exchange for an interest in the partnership must be allocated for federal income tax purposes in a manner such that the contributor is charged with, or benefits from, the unrealized gain or unrealized loss associated with the property at the time of the contribution.
The amount of such unrealized gain or unrealized loss is generally equal to the difference between the fair market value of the contributed property at the time of contribution and the adjusted tax basis of such property at the time of contribution. The Treasury Department has issued regulations requiring partnerships to use a "reasonable method" for allocating items affected by section 704(c) of the Code and outlining several reasonable allocation methods. The Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to Hotels that it acquires in exchange for Units.

     Under the partnership agreement for each Hotel Partnership, depreciation or amortization deductions of the Hotel Partnership generally will be allocated among the partners in accordance with their respective interests in the Hotel Partnership, except to the extent that the Hotel Partnership is required under Code section 704(c) to use a method for allocating tax depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions. In addition, gain on sale of a Hotel will be specially allocated to the Limited Partners to the extent of any "built-in" gain with respect to such Hotel for federal income tax purposes. Because the Partnership generally has elected to use the traditional method for allocating Code section 704(c) items with respect to the Hotels that it acquires in exchange for Units, the Company
(i) may be allocated lower amounts of depreciation deductions for tax purposes with respect to such Hotels than would be allocated to the Company if such Hotels were to have a tax basis equal to their fair market value at the time of contribution and (ii) may be allocated taxable gain in the event of a sale of such Hotels in excess of the economic profit allocated to the Company as a result of such sale. These allocations possibly could cause the Company to recognize taxable income in excess of cash proceeds, which might adversely affect the Company's ability to comply with the REIT distribution requirements, although the Company does not anticipate that this event will occur. The application of section 704(c) to the Hotel Partnerships is not entirely clear, however, and may be affected by Treasury Regulations promulgated in the future.

     Basis in Hotel Partnership Interest. The Company's adjusted tax basis in its partnership interest in a Hotel Partnership generally is equal to (i) the amount of cash and the basis of any other property contributed to the Hotel Partnership by the Company, (ii) increased by (A) its allocable share of the Hotel Partnership's income and (B) its allocable share of indebtedness of the Hotel Partnership, and (iii) reduced, but not below zero, by (A) the Company's allocable share of the Hotel Partnership's loss and (B) the amount of cash distributed to the Company, including constructive cash distributions resulting from a reduction in the Company's share of indebtedness of the Hotel Partnership.

     If the allocation of the Company's distributive share of the Hotel Partnership's loss would reduce the adjusted tax basis of the Company's partnership interest in the Hotel Partnership below zero, the recognition of such loss will be deferred until such time as the recognition of such loss would not reduce the Company's adjusted tax basis below zero. To the extent that the Hotel Partnership's distributions, or any decrease in the Company's share of the indebtedness of the Hotel Partnership (such decrease being considered a constructive cash distribution to the partners), would reduce the Company's adjusted tax basis below zero, such distributions (including such constructive distributions) will constitute taxable income to the Company. Such distributions and constructive distributions normally will be characterized as capital gain, and if the Company's partnership interest in the Hotel Partnership has been held for longer than the long-term capital gain holding period (currently one year), the distributions and constructive distributions will constitute long-term capital gain.

     Depreciation Deductions Available to the Partnership. To the extent that a Hotel Partnership has acquired Hotels for cash, the Hotel Partnership's initial basis in such Hotels for federal income tax purposes generally was equal to the purchase price paid by the Hotel Partnership. The Hotel Partnerships depreciate such depreciable Hotel property for federal income tax purposes under either the modified accelerated cost recovery system of depreciation ("MACRS") or the alternative depreciation system of depreciation ("ADS"). The Hotel Partnerships use MACRS for furnishings and equipment. Under MACRS, the Hotel Partnerships generally depreciate such furnishings and equipment over a seven year recovery period using a 200% declining balance method and a half-year convention. If, however, a Hotel Partnership places more than 40% of its furnishings and equipment in service during the last three months of a taxable year, a mid-quarter depreciation convention must be used for the furnishings and equipment placed in service during that year. The Hotel Partnerships use ADS for buildings and improvements. Under ADS, the Hotel Partnerships generally depreciate such buildings and improvements over a 40-year recovery period using a straight line method and a mid-month convention. However, to the extent that a Hotel Partnership has acquired Hotels in exchange for Units, the Hotel Partnership's initial basis in each Hotel for federal income tax purposes should be the same as the transferor's basis in that Hotel on the date of acquisition. Although the law is not entirely clear, the Hotel Partnerships generally depreciate such depreciable property for federal income tax purposes over the same remaining useful lives and under the same methods used by the transferors. A Hotel Partnership's tax depreciation deductions are allocated among the partners in accordance with their respective interests in the Hotel Partnership (except to the extent that the Hotel Partnership is required under Code section 704(c) to use a method for allocating depreciation deductions attributable to the Hotels or other contributed properties that results in the Company receiving a disproportionately large share of such deductions).

Sale of the Partnership's or a Subsidiary Partnership's Property

     Generally, any gain realized by a Hotel Partnership on the sale of property held for more than one year will be long-term capital gain, except for any portion of such gain that is treated as depreciation or cost recovery recapture. Any gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated first to the Limited Partners under section 704(c) of the Code to the extent of their "built-in gain" on those Hotels for federal income tax purposes. The Limited Partners' "built-in gain" on the Hotels sold will equal the excess of the Limited Partners' proportionate share of the book value of those Hotels over the Limited Partners' tax basis allocable to those Hotels at the time of the sale. Any remaining gain recognized by a Hotel Partnership on the disposition of the Hotels will be allocated among the partners in accordance with the applicable partnership agreement.

     The Company's share of any gain realized by a Hotel Partnership on the sale of any property held by the Hotel Partnership as inventory or other property held primarily for sale to customers in the ordinary course of the Hotel Partnership's trade or business will be treated as income from a prohibited transaction that is subject to a 100% penalty tax. Such prohibited transaction income also may have an adverse effect upon the Company's ability to satisfy the income tests for REIT status. See "Federal Income Tax Considerations Requirements For Qualification - Income Tests" above. The Company, however, does not presently intend to acquire or hold or to allow the Hotel Partnerships to acquire or hold any property that represents inventory or other property held primarily for sale to customers in the ordinary course of the Company's, the Partnership's or a Subsidiary Partnership's trade or business.

                     PLAN OF DISTRIBUTION

     This Prospectus relates to (i) the possible issuance by the Company of the Redemption Shares if, and to the extent that, holders of Redemption Units tender such Units for redemption and the Company elects to redeem the Redemption Units for Common Shares, and (ii) the offer and sale from time to time of any Secondary Shares by the Selling Shareholder his transferees, if, and to the extent that he tenders Redemption Units for redemption and the Company elects to redeem the Redemption Units for Common Shares. The Company is registering the Redemption Shares and the Secondary Shares for sale to provide the holders thereof with freely tradeable securities, but registration of such shares does not necessarily mean that any of such shares will be issued by the Company or offered or sold by the holders thereof.

     The Company will not receive any proceeds from the offering by the Selling Shareholder or from the issuance of the Redemption
Shares, although the Company will acquire Redemption Units from such Limited Partners in exchange for Redemption Shares or Secondary Shares.

     The Secondary Shares may be sold from time to time to purchasers directly by the Selling Shareholder or his pledgees, donees or transferees. Alternatively, the Selling Shareholder or his transferees may from time to time offer the Secondary Shares through dealers or agents, who may receive compensation in the form of commissions from the Selling Shareholder or his transferees and/or the purchasers of Secondary Shares for whom they may act as agent. The Selling Shareholder or his transferees and any dealers or agents that participate in the distribution of Secondary Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any profit on the sale of Secondary Shares by them and any commissions received by any such dealers or agents may be deemed to be underwriting commissions under the Securities Act.

     At a time a particular offer of Secondary Shares is made, a Prospectus Supplement, if required, may be distributed which will set forth the name of any transferees of the Redemption Units or Secondary Shares or broker-dealers or agents and any commissions and other terms constituting compensation from the Selling Shareholder and any other required information. The Secondary Shares may be sold from time to time at varying prices determined at the time of sale or at negotiated prices. Unless the Company has otherwise specifically agreed, the holder of the Secondary Shares will be responsible for the costs associated with the Prospectus Supplement.

     In order to comply with the securities laws of certain states, if applicable, the Secondary Shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the Secondary Shares may not be sold unless they have been registered or qualified for sale in such state or an exemption from such registration or qualification requirement is available and is complied with.

     All expenses incident to the offering and sale of the Redemption Shares and Secondary Shares, if any, other than commissions, discounts and fees of underwriters, broker-dealers or agents, and legal and accounting expenses incurred by the holders of the Redemption Shares and Secondary Shares shall be paid by the Company.

                         EXPERTS

     The consolidated financial statements and related financial statement schedule of Innkeepers USA Trust, as of December 31, 1996 and 1997, and the years ended December 31, 1995, 1996 and 1997; the combined financial statements of the JF Lessee as of December 31, 1996 and 1997 and for the years ended December 31, 1995, 1996 and 1997; and the combined financial statements of the Summerfield Hotels as of January 3, 1997 and for the year ended January 3, 1997, all of which have been incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon incorporated by reference herein. Such financial statements and financial statement schedule are incorporated herein by reference in reliance upon such reports given on their authority as experts in accounting and auditing.

                     LEGAL MATTERS

     The validity of the issuance of the Common Shares offered pursuant to this Prospectus will be passed upon for the Company by Hunton & Williams.

No dealer, salesperson or
other individual has been
authorized to give any
information or to make any
representations other than those
contained in this Prospectus in
connection with the offering
covered by this Prospectus.  If
given or made, such information
or representations must not be
relied upon as having been
authorized by the Company or the
Selling Shareholder.  This
Prospectus does not constitute
an offer to sell, or a
solicitation of an offer to buy,
the Common Stock, in any                    INNKEEPERS USA TRUST
jurisdiction where, or to any
person to whom, it is unlawful
to make any such offer or
solicitation.  Neither the
delivery of this Prospectus nor
any offer or sale made hereunder
shall, under any circumstances,
create an implication that there
has not been any change in the facts
set forth in this Prospectus or in
the affairs of the Company since the
date hereof.
                                              1,572,861 SHARES
        _____________________
          TABLE OF CONTENTS
        _____________________

                                  Page
CROSS-REFERENCE SHEET. . . . . . .  ii          COMMON SHARES
AVAILABLE INFORMATION. . . . . . .  i
INCORPORATION OF CERTAIN DOCUMENTS
  BY REFERENCE . . . . . . . . . .  i
PROSPECTUS SUMMARY . . . . . . . .  1
THE COMPANY. . . . . . . . . . . .  1
RISK FACTORS . . . . . . . . . . .  1
TAX STATUS OF THE COMPANY. . . . .  1
SECURITIES TO BE OFFERED . . . . .  2
RISK FACTORS . . . . . . . . . . .  3
THE COMPANY. . . . . . . . . . . .  9
THE PARTNERSHIP. . . . . . . . . .  10
THE LESSEES. . . . . . . . . . . .  10
DESCRIPTION OF THE PARTNERSHIP
  AND UNITS. . . . . . . . . . . .  12
SHARES AVAILABLE FOR FUTURE SALE .  19         ________________
DESCRIPTION OF SHARES OF
  BENEFICIAL INTEREST. . . . . . .  21
OWNERSHIP LIMITATIONS. . . . . . .  29            PROSPECTUS
CERTAIN PROVISIONS OF MARYLAND
  LAW AND OF THE COMPANY'S C                   ________________
  DECLARATION OF TRUST AND
  BYLAWS . . . . . . . . . . . . .  31
SELLING SHAREHOLDER. . . . . . . .  34
REDEMPTION OF UNITS. . . . . . . .  36
FEDERAL INCOME TAX CONSIDERATIONS.  45
PLAN OF DISTRIBUTION . . . . . . .  61
EXPERTS. . . . . . . . . . . . . .  61
LEGAL MATTERS. . . . . . . . . . .  62

        _____________________

                                               ____________, 1998

                           PART II

             INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     Other Expenses of Issuance and Distribution

     The estimated expenses in connection with the offering are as follows:

     Securities and Exchange Commission registration fee  $ 6,510
     Accounting fees and expenses                          10,000
     Blue Sky fees and expenses                             1,000
     Legal fees and expenses                               10,000
     Printing                                               5,000
     Miscellaneous                                          5,000
          TOTAL                                           $37,510

Item 15.     Indemnification of Officers and Directors.

     The Maryland REIT Law permits a Maryland real estate investment trust to include in its Declaration of Trust a provision limiting the liability of its trustees and officers to the trust and its shareholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Declaration of Trust of the Company contains such a provision which eliminates such liability to the maximum extent permitted by the Maryland REIT Law.

     The Declaration of Trust of the Company authorizes it, to the maximum extent permitted by Maryland law, to obligate itself to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The Bylaws of the Company obligate it, to the maximum extent permitted by Maryland law, to indemnify and to pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any present or former Trustee or officer who is made a party to the proceeding by reason of his service in that capacity or (b) any individual who, while a Trustee of the Company and at the request of the Company, serves or has served another real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or any other enterprise as a trustee, director, officer or partner of such real estate investment trust, corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made a party to the proceeding by reason of his service in that capacity. The Declaration of Trust and Bylaws also permit the Company to indemnify and advance expenses to any person who served a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company. The Bylaws require the Company to indemnify a Trustee or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity.

     Maryland REIT Law permits a Maryland real estate investment trust to indemnify and advance expenses to its trustees, officers, employees and agents to the same extent as is permitted by the MGCL for directors and officers of Maryland corporations. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation. In accordance with the MGCL, the Bylaws of the Company require it, as a condition to advancing expenses, to obtain (a) a written affirmation by the Trustee or officer of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by the Bylaws and (b) a written statement by or on his behalf to repay the amount paid or reimbursed by the Company if it shall ultimately be determined that the standard of conduct was not met.

Item 16.          Exhibits.

3.1     -  Amended and Restated Declaration of Trust of
           the Registrant (previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-11
           (Registration No. 33-81362) and incorporated by reference herein)

3.1(a)  -  Amendment of Declaration of Trust of the
           Registrant (previously filed as Exhibit 3.1 to
           Registration Statement on Form S-11 (Registration No.
           33-81362) and incorporated by reference herein)

3.1(b)* -  Articles Supplementary to the Declaration of Trust of
           the Registrant

3.2     -  Bylaws of the Registrant (previously filed as
           Exhibit 3.2 to the Company's Registration Statement on
           Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

4.1     -  Form of Common Share Certificate (previously
           filed as Exhibit 4.1 to the Company's Registration
           Statement on Form S-11 (Registration No. 33-81362) and incorporated by reference herein)

5.1*    -  Opinion of Hunton & Williams

8.1*    -  Opinion of Hunton & Williams with respect to
           certain tax matters.

10.1    -  Second Amended and Restated Agreement of
           Limited Partnership of Innkeepers USA Limited
           Partnership (previously filed as Exhibit 4.2 to
           Registration Statement on Form S-3 (Registration No.
           333-12809) and incorporated by reference herein)

23.1*   -  Consent of Coopers & Lybrand L.L.P.

23.2*   -  Consent of Hunton & Williams (included in
           Exhibit 5.1)

24.1*   -  Power of Attorney (located on the signature
           page of this Registration Statement)

_____________
*Filed herewith

Item 17.     Undertakings.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above or otherwise, the registrant has been advised that the in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     The undersigned registrant hereby undertakes that:

     (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Palm Beach, State of Florida, on the 22nd day of May, 1998.

                          INNKEEPERS USA TRUST,
                          a Maryland real estate investment trust
                          (Registrant)

                         By /s/ Jeffrey H. Fisher
                            Jeffrey H. Fisher Chairman of the
                              Board, President and Chief
                              Executive Officer

                     POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Jeffrey H. Fisher, Mark A. Murphy and David Bulger, and each or any of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any registration statement that is to be effective upon filing pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and to cause the same to be filed with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on the 22nd day of May, 1998 by the following persons in the capacities indicated.

         Signature                          Title

/s/ Jeffrey H. Fisher           Chairman of the Board, President
Jeffrey H. Fisher               and Chief Executive Officer
                                (Principal Executive Officer)

/s/ Bruce Zenkel                Trustee
Bruce Zenkel

/s/ Miles Berger                Trustee
Miles Berger

/s/ C. Gerald Goldsmith         Trustee
C. Gerald Goldsmith

/s/ Rolf E. Ruhfus              Trustee
Rolf E. Ruhfus

/s/ Jack P. DeBoer              Trustee
Jack P. DeBoer

/s/ Thomas J. Crocker           Trustee
Thomas J. Crocker

/s/ David Bulger                Chief Financial Officer and Treasurer
David Bulger                    (Principal Financial Officer)

/s/ Gregory Fay                 Vice President of Accounting
Gregory Fay                     (Principal Accounting Officer)